UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to 240.14a-12

iRobot Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

March 29, 2016

Dear Fellow Stockholder,

I cordially invite you to attend the Annual Meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”), to be held on Wednesday, May 25, 2016, at 8:30 a.m., local time, at the Company’s headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730.

Your board of directors is recommending two highly qualified and experienced nominees for election to the board of directors at the 2016 annual meeting. At this annual meeting, we will ask you to: (1) elect these Class II directors; (2) ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year; (3) approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements; (4) approve amendments to our amended and restated certificate of incorporation to declassify the board of directors; and (5) approve an advisory vote on the compensation of our named executive officers.

The accompanying materials include the Notice of Annual Meeting of Stockholders and Proxy Statement, which provide detailed information about the matters to be considered at the 2016 annual meeting. We urge you to use the enclosed WHITE proxy card TODAY to vote by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

Because approval of Proposals 3 and 4 requires the affirmative vote of at least 75% of the outstanding shares, your vote will be especially important at this year’s annual meeting. Additionally, as you may know, Red Mountain Capital Partners LLC and certain of its affiliates (“Red Mountain”) has notified the Company of its intention to nominate two individuals for election as directors at the annual meeting in opposition to the nominees recommended by your board of directors. You may receive proxy solicitation materials from Red Mountain. The Company is not responsible for the accuracy of any information provided by or relating to Red Mountain or its nominees contained in solicitation materials filed or disseminated by or on behalf of Red Mountain or any other statements that Red Mountain may make.

The board of directors does NOT endorse any Red Mountain nominee and strongly recommends that you NOT sign or return any Green proxy card sent to you by Red Mountain. If you have previously submitted a Green proxy card sent to you by Red Mountain, you can revoke that proxy card and vote FOR our board of directors’ nominees and on the other matters to be voted on at the annual meeting by using the enclosed WHITE proxy card.

If you have any questions about the Annual Meeting or how to vote your shares, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll free at (877) 717-3929. Banks and brokers may call collect at (212) 750-5833.

Thank you for your continued support, interest and investment in iRobot.

Sincerely,

Colin M. Angle

Chairman of the Board and Chief Executive Officer

Proxy Statement

iROBOT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 25, 2016

To the Stockholders of iRobot Corporation:

The annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, May 25, 2016, at 8:30 a.m., local time, at the Company’s headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, for the following purposes:

1. To elect two (2) Class II directors, nominated by the board of directors, each to serve for a three year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2. To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year;

3. To approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements;

4. To approve amendments to our amended and restated certificate of incorporation to declassify the board of directors; and

5. To hold an advisory vote on the approval of the compensation of our named executive officers.

Proposal 1 relates solely to the election of two (2) Class II directors nominated by the board of directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company. Red Mountain Capital Partners LLC and certain of its affiliates (“Red Mountain”) has notified the Company that Red Mountain intends to nominate two individuals for election as directors at the annual meeting in opposition to the nominees recommended by your board of directors. Any candidates nominated by Red Mountain have NOT been endorsed by your board of directors. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU DO NOT SIGN ANY GREEN PROXY CARDS SENT TO YOU BY RED MOUNTAIN OR ANY OF ITS AFFILIATES. IF YOU HAVE PREVIOUSLY SIGNED A GREEN PROXY CARD SENT TO YOU BY RED MOUNTAIN OR ITS AFFILIATES, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

Holders of shares as of the close of business on April 5, 2016, the record date for voting at the annual meeting, are urged to submit a WHITE proxy card, even if your shares were sold after such date.

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street-name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We recommend that you instruct your broker or other nominee, by following those instructions, to vote your shares for the WHITE proxy card.

All stockholders are cordially invited to attend the annual meeting in person. In accordance with our security procedures, all persons attending the annual meeting will be required to present a form of government-issued picture identification. If you hold your shares in “street-name”, you must also provide proof of ownership (such as recent brokerage statement). If you are a holder of record and attend the annual meeting, you may vote by ballot in person even if you have previously returned your proxy card. If you hold your shares in “street-name” and wish to vote in person, you must provide a “legal proxy” from your bank or broker. Directions to the annual meeting can be found at the Company’s website, http://www.irobot.com.

Notice of Annual Meeting of Stockholders and iRobot 2016 Proxy Statement

Please note that, even if you plan to attend the annual meeting, we recommend that you vote using the enclosed WHITE proxy card TODAY, to ensure that your shares will be represented.

By Order of the Board of Directors,

GLEN D. WEINSTEIN Executive Vice President, Chief Legal Officer and Secretary Bedford, Massachusetts March 29, 2016

If you have any questions or require assistance with voting, please call:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll Free at (877) 717-3929

Banks and Brokers May Call Collect at (212) 750-5833

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE, OVER THE INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

Notice of Annual Meeting of Stockholders and iRobot 2016 Proxy Statement

Proxy Statement

iROBOT CORPORATION

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on May 25, 2016

March 29, 2016

This proxy statement and the WHITE proxy card are furnished in connection with the solicitation of proxies by the board of directors of iRobot Corporation, a Delaware corporation (the “Company” or “iRobot”), for use at the annual meeting of stockholders to be held on Wednesday, May 25, 2016, at 8:30 a.m., local time, at the Company’s headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, and any adjournments or postponements thereof. An annual report to stockholders, containing financial statements for the fiscal year ended January 2, 2016, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the accompanying WHITE proxy card are expected to be first mailed to stockholders on or about March 29, 2016.

The purposes of the annual meeting are to elect two (2) Class II directors for three-year terms, to ratify the appointment of the Company’s independent registered public accountants, to approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements, to approve amendments to our amended and restated certificate of incorporation to declassify the board of directors (such amendments, together, the “Certificate Amendments”), and to hold an advisory vote on the compensation of our named executive officers. Only stockholders of record at the close of business on April 5, 2016 will be entitled to receive notice of and to vote at the annual meeting. As of March 24, 2016, 28,918,311 shares of common stock, $.01 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.

Stockholders may vote in person or by proxy. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company, (ii) duly completing a later-dated proxy relating to the same shares, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the annual meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker “non-votes” are not considered voted for the particular matter. If Red Mountain provides proxy materials in opposition to our board of directors to your broker to forward to you on its behalf, your broker will not have discretionary authority to vote your shares on any of the matters to be presented at the annual meeting. Therefore, if you hold your shares in “street-name” through a broker or other nominee, absent voting instructions from you, your shares will not be counted as voting and will have no effect on those proposals requiring approval by a plurality or majority of the votes cast, and will have the same effect as if you voted against Proposals 3 and 4. On the other hand, in the absence of Red Mountain providing proxy materials in opposition to our board to your broker to forward to you on its behalf, Proposal 2 to ratify the appointment of our independent registered public accountants will be a “routine” matter for which your broker does not need your voting instruction in order to vote your shares.

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For Proposal 1, our by-laws require that, in an uncontested election, each director be elected by the affirmative vote of holders of a majority of the votes cast by holders of shares present, in person or represented by proxy, and entitled to vote on the matter is required for approval. Red Mountain has notified us of its intent to nominate two individuals for election as directors at the annual meeting. If Red Mountain proceeds with its alternative nominations, the election of directors would be considered a contested election. In a contested election, directors are elected by a plurality of the votes cast, meaning that the director nominees receiving the most votes would be elected. As a result, the two director nominees receiving the most votes at the annual meeting will be elected. You may not vote your shares cumulatively or for a greater number of persons than the number of director nominees named in this proxy statement. In the event Red Mountain does not proceed with its nominations or withdraws its nominees on or prior to the day preceding the date the Company first mails the proxy materials for the annual meeting to the Company’s stockholders, the election of directors will not be contested, and directors will be elected by the affirmative vote of holders of a majority of the votes cast by holders of shares present, in person or represented by proxy, and entitled to vote on the matter.

For Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year, and Proposal 5, the advisory vote on the compensation of our named executive officers, an affirmative vote of holders of a majority of the votes cast by holders of shares present, in person or represented by proxy, and entitled to vote on each such matter is required for approval. Abstentions and broker non-votes are not considered votes cast for either proposal and, therefore, will not have any effect on the outcome of such proposal.

For Proposals 3 and 4, votes on the Certificate Amendments, an affirmative vote of not less than 75% of the outstanding shares entitled to vote as of the record date is required for approval of each such Proposal. Abstentions and broker non-votes will have the same effect as if you voted against Proposals 3 and 4.

All properly executed WHITE proxies returned in time to be counted at the annual meeting will be voted by the named proxies at the annual meeting. Where a choice has been specified on the WHITE proxy with respect to the foregoing matters, the shares represented by the WHITE proxy will be voted in accordance with the specifications. If you return a validly executed WHITE proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, such WHITE proxies will be voted FOR election of the director nominees set forth on the WHITE proxy card, FOR ratification of the appointment of our independent registered public accountants, FOR each of the Certificate Amendments, and FOR the approval on an advisory basis, of the compensation of our named executive officers. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU DO NOT SIGN OR OTHERWISE VOTE USING ANY GREEN PROXY CARD SENT TO YOU BY RED MOUNTAIN OR ANY OF ITS AFFILIATES.

If you have any questions or require assistance with voting, please call:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll-Free at (877) 717-3929

Banks and Brokers May Call Collect at (212) 750-5833

Aside from the election of directors, the ratification of the appointment of the independent registered public accountants, the approval of the Certificate, Amendments, and the advisory vote on the compensation of our named executive officers, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all WHITE proxy cards received by the board of directors will be voted with respect thereto at the discretion of the persons named as proxies.

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You may receive proxy solicitation materials from Red Mountain, including an opposition proxy statement and Green proxy card. Our board of directors recommends that you do not sign or otherwise vote using any Green proxy card sent to you by Red Mountain. To vote as our board of directors recommends, stockholders must use the WHITE proxy card or attend the annual meeting and vote in person. Voting against any Red Mountain nominees or voting to withhold or abstain on the Green proxy card will not be counted as a vote for our board’s nominees and will result in the revocation of any previous vote you may have cast on the WHITE proxy card. If you wish to vote pursuant to the recommendation of our board of directors, you should disregard any proxy card you receive other than the WHITE proxy card. If you have previously voted using the Green proxy card sent to you by Red Mountain, you have the right to change your vote by executing a later dated WHITE proxy card or by attending and voting at the annual meeting. Only the latest dated proxy you submit will be counted.

OUR BOARD RECOMMENDS THAT YOU DO NOT VOTE FOR ANY INDIVIDUALS WHO MAY BE NOMINATED BY RED MOUNTAIN OR ANY OF ITS AFFILIATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2016. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-sec.

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Background of the Solicitation

The following timeline is provided in order to help stockholders understand the discussions that have been held between the Company and Red Mountain Capital (“Red Mountain”) during 2015 and 2016 regarding our strategic plan and discussions about potential candidates to join our Board. These discussions were terminated with no agreement, and Red Mountain has nominated two directors to serve in place of the two directors who are recommended by our Board for election. During these conversations, the Company’s representatives provided only publicly available information, as Red Mountain refused several requests to sign confidentiality agreements that would have enabled us to discuss our strategies and plans in more depth. The Board does not endorse the Red Mountain nominees and unanimously recommends you use the WHITE proxy card to vote FOR the election of each of the nominees proposed by the Board.

On February 12, 2014, as part of our Board’s ongoing review of the Company’s business and financial performance, our Board decided to focus resources and capital on the Company’s home robots business unit, and began considering strategic alternatives with respect to the Company’s defense and security (“D&S”) business unit. In connection with this decision, our Board engaged Blackstone Advisory Partners LP, now known as PJT Partners, to begin exploring a potential sale of the D&S business unit.

On April 1, 2014, in connection with its review of the Company’s capital allocation plan, our Board authorized the repurchase of up to $50 million of our common stock for the twelve months ended April 30, 2015.

On July 29, 2014, at Red Mountain’s request, a call took place between a representative of the Company and Ted Moon, a Red Mountain analyst, in which Mr. Moon asked questions regarding the Company’s business and strategy for the future.

On February 11, 2015 and February 24, 2015, at Red Mountain’s request, follow-up calls took place between a representative of the Company and Mr. Moon regarding the Company’s financial outlook and strategy.

On March 19, 2015 our Board authorized the repurchase of up to $50 million of our common stock for the twelve months ending April 30, 2016.

On March 11, 2015, in conjunction with the Piper Jaffray Technology, Media & Telecommunications Conference in New York City, our Chief Executive Officer, Colin Angle, and our Senior Vice President, Investor Relations, Elise Caffrey, met with Mr. Moon as part of a meeting with a larger group of investors. During the meeting, Mr. Angle and Ms. Caffrey discussed our business and various operational matters with the group.

On March 17, 2015, in conjunction with the Sidoti & Company Emerging Growth Research Institutional Investor Forum in New York City, our Chief Financial Officer, Alison Dean, and Ms. Caffrey met briefly with Mr. Moon. During the meeting, Ms. Dean responded to questions from Mr. Moon regarding our financial reporting and business outlook. Mr. Moon requested an in-person meeting with management, which was agreed would occur following the Company’s April 22, 2015 earnings call.

On April 8, 2015, Red Mountain filed a Schedule 13D with the SEC disclosing it beneficially owned 5.1% of the outstanding shares of common stock of the Company and sent a letter to the Company stating that Red Mountain expected to engage in a dialogue with the Company’s management regarding a number of actions that it believed the Company could take to create value for our stockholders. In particular, Red Mountain’s Schedule 13D and letter suggested that the Company: (i) focus exclusively on home robots; (ii) optimize its capital structure by increasing leverage; (iii) allocate capital by focusing on risk-adjusted returns; and (iv) upgrade its corporate governance.

Following Red Mountain’s letter to the Company, members of the Company’s management team had four in-person meetings with representatives of Red Mountain, which occurred on May 1, 2015, May 15, 2015, June 23, 2015, and August 3, 2015. These meetings covered a broad range of topics, including the Company’s business and results of

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operations, our earnings performance, long-term business strategies, including the potential sale and/or discontinuation of our D&S and remote presence business units, capital allocation strategy and the composition of our Board.

On June 12, 2015, Paul Sagan resigned from the Board. Following Mr. Sagan’s resignation, our Nominating and Corporate Governance Committee (the “Nominating Committee”) engaged a nationally recognized director search firm to help the Nominating Committee and the Board fill the vacancy on the Board left by Mr. Sagan’s resignation. As discussed in “Corporate Governance and Board Matters-Policies Governing Director Nominations,” our Nominating Committee seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. Through this skills-based approach, our Nominating Committee focused on reviewing the skill set of our then-existing directors and adding to our Board a director who would broaden the experience of the then-existing Board and strengthen the ability of our Board to offer practical business advice and strategic guidance to management and fulfill its fiduciary duties to stockholders.

On June 29, 2015, the Company entered into an exclusivity agreement with a potential buyer of the D&S business unit. Following termination of negotiations with this party, the Company entered into a letter of intent with the ultimate buyer of the D&S business unit on November 24, 2015, as further described below.

During the spring and summer of 2015, following consultation and advice from an investment banker and other advisors, our Board reviewed the Company’s capital allocation plan and considered whether the Company’s existing share repurchase program should be increased, and the various methods through which an increased program could be implemented. In connection with these considerations, our Board decided the final size of the revised share repurchase program and that its implementation would be made in conjunction with the sale of the D&S business unit.

In July 2015, our Board formed an ad hoc strategy and finance committee to, among other things, review the Company’s strategic objectives and transactional opportunities to support those objectives.

On July 29, 2015, Mr. Willem Mesdag, the Managing Partner of Red Mountain, sent a letter to Mr. Angle in which Red Mountain expressed dissatisfaction that the Company had seemingly not taken steps to divest the D&S business unit and return “excess capital to shareholders through a stock repurchase.” Red Mountain suggested that the Company consider a $100 million Dutch tender offer for the purchase of its own shares.

In an August 6, 2015 letter to the Company, Red Mountain indicated that it “decided to sell our stake in iRobot.” In the letter, Red Mountain said it “appreciate[d] that [the Company’s] board has considered our views, and I trust that they are being taken seriously.” Despite this letter, to the best of our knowledge, Red Mountain did not subsequently sell its stake in the Company.

On August 17, 2015, after a thorough search process by the nationally recognized director search firm, and considered deliberation by our Nominating Committee and our Board, including the Company’s skills-based approach to Board composition, the Company announced the appointment of Mohamad Ali, president and chief executive officer of Carbonite, Inc., to our Board, to fill the vacancy of Paul Sagan.

In an August 21, 2015 letter to the Company, Red Mountain again emphasized that the Company had a significant opportunity to create stockholder value by focusing on its home robots business unit and by allocating capital more efficiently through a tender offer for its shares. In this letter, Mr. Mesdag also stated “[o]ur dialogue has been open and candid, and we have been impressed with your additions to the senior management team and your board. Your recent appointment of Mohamad Ali to the board is consistent and commendable…I’m confident that Mr. Ali’s experience at HP…provided him with valuable lessons with regard to the importance of evaluating each business segment’s contribution to the overall enterprise and efficient capital allocation…HP’s share price more than doubled during Mr. Ali’s tenure as Chief Strategy Officer. Mr. Ali also has a distinguished record as a director of City National Bank, the board of which has created enormous value for its shareholders

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over the years, and recently sold the bank to the Royal Bank of Canada at an exceptional valuation. I trust that Mr. Ali will bring his relevant experience to the board of iRobot, and will help you to drive shareholder value in addition to maintaining your innovation edge.”

On November 10, 2015, the Company hosted an Analyst Day in New York City, where the Company publicly announced that it was shifting its focus to home robots and the connected home and would de-emphasize its D&S and remote presence businesses.

On November 11, 2015, there was an in-person meeting between George McNamee, the Company’s then-lead independent director, Deborah Ellinger, the chair of our Nominating Committee, Mr. Angle, Ms. Caffrey, and Mr. Mesdag, of Red Mountain. At the meeting, the parties discussed our business and its strategic direction (primarily the Company’s decision to focus on home robots and Red Mountain’s belief that the Company should sell the D&S and remote presence business units). At this meeting, Mr. Mesdag requested that he be appointed to our Board and issued an ultimatum that if he were not appointed by us, he would initiate a proxy fight for a full slate of directors at the 2016 annual meeting to gain representation for himself and his nominees on our Board.

Following this meeting with our directors, on November 12, 2015, Mr. Mesdag sent a letter to the Company requesting that the parties negotiate a settlement agreement that would provide Red Mountain with representation on our Board. In this letter, Mr. Mesdag delivered an ultimatum that if such a settlement were not reached by December 1, 2015, then Red Mountain would release a public letter disclosing its intent to seek representation on our Board.

On November 24, 2015, the Company entered into a letter of intent with Arlington Capital Partners to sell them the Company’s D&S business unit.

On November 24, 2015, Mr. Angle sent an email to Mr. Mesdag acknowledging Mr. Mesdag’s interest in joining the Board and invited him to participate in the Board’s standard process for evaluating director candidates by requesting information required under the Company’s nomination and corporate governance policies. In response, Mr. Mesdag provided his resume and references to the Company. Mr. Mesdag also invited the Company to direct its representatives to contact Red Mountain’s lawyers to commence settlement negotiations.

On December 1, 2015, Mr. Angle spoke by telephone with Mr. Mesdag and informed Mr. Mesdag that the Company was open to considering director nominee candidates suggested by Red Mountain. Mr. Angle also informed Mr. Mesdag that our Nominating Committee follows a process for adding directors to our Board that involves in-person interviews of director candidates, reference checks and other steps to help ensure both a complementary fit with the Board, as well as finding candidates with skill sets which align well the Company’s current business needs. Mr. Angle informed Mr. Mesdag that Mr. Mesdag could be an active participant in this process, but that our Board could not agree to his ultimatum which set this arbitrary December 1st deadline, especially in light of the fact that the period for stockholders to nominate directors did not even open until January 21, 2016. Mr. Angle also requested that Mr. Mesdag execute a short term confidentiality agreement so that the Company could discuss with him certain material non-public steps it was undertaking to enhance stockholder value. Mr. Mesdag declined to execute a confidentiality agreement and asked whether as part of this process there was a chance he would not be added to our Board. Mr. Angle indicated that there was a possibility that Mr. Mesdag would not be added to the Board at the conclusion of this process but in these circumstances, Mr. Mesdag would have sufficient time to nominate candidates to our Board and run a proxy contest. Mr. Mesdag then stated that he was one of the most qualified public company board director candidates that iRobot could hope to attract and that he wanted to be added to our Board immediately and would not engage in any type of process. At the conclusion of the conversation, Mr. Mesdag stated that he would be on our Board “quick or less quick” and would be making a filing with the SEC later that day indicating his intention to run a proxy contest.

Following this conversation, on December 1, 2015, Red Mountain publicly filed a letter to our Board outlining its “value enhancement” plan for the Company and announcing its intention to nominate directors for election at our 2016 annual meeting of stockholders.

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On December 28, 2015, the Company announced that our Board had authorized a new share repurchase plan whereby the Company would purchase up to one million shares of its common stock during the 2016 fiscal year, replacing the Company’s existing share repurchase plan.

On January 5, 2016, representatives of the Company and Red Mountain had discussions concerning Red Mountain’s stated intention to nominate directors for election at the Company’s 2016 annual meeting. The Company’s representatives indicated that the Company hoped to make a public announcement on material developments in its business in the near future and requested that Red Mountain not make any public announcement or officially file nomination papers until after the Company disclosed these developments. The Company’s representatives indicated that Red Mountain would still have sufficient time after this announcement to nominate directors under the Company’s by-laws. Red Mountain’s representatives indicated that while these corporate actions may be beneficial to all stockholders, Red Mountain would still want representation on the Board. Both parties agreed to update their clients and then continue their discussions.

On January 6, 2016, representatives of the Company and Red Mountain had a follow up call on the previous day’s discussions. On this call, Red Mountain’s representatives stated that Red Mountain would not wait to nominate directors until after the Company made its announcement. Red Mountain’s representatives reiterated that Mr. Mesdag wanted to be added to the Board and to immediately begin settlement discussions to effect this result. The Company’s representatives indicated that they would inform the Company of this position.

On January 13, 2016, the Company’s representative invited Red Mountain’s lawyers to propose terms for a potential settlement so that the Board could understand and evaluate the settlement terms that would be acceptable to Red Mountain.

On January 15, 2016, Red Mountain’s representatives sent the Company’s representatives a draft term sheet for a proposed settlement agreement, which provided for the immediate resignation of a current director, an increase in the size of our Board from eight directors to nine, and the appointment of Mr. Mesdag and Lawrence Peiros to fill the resulting vacancies.

Following receipt of Red Mountain’s term sheet, our Board requested to meet with Mr. Peiros to evaluate his candidacy as a director nominee. The Company again requested that Red Mountain enter into a short-term confidentiality agreement so that the parties could discuss certain material, non-public information concerning the Company in connection with these settlement discussions. Red Mountain’s representatives refused to make Mr. Peiros available unless it was in the context of a settlement agreement where he and Mr. Mesdag would be immediately appointed to the Board. Red Mountain again refused to enter into a confidentiality agreement.

On January 25, 2016, Red Mountain sent a letter to our Board expressing its disappointment that the Company had not entered into settlement discussions to add Messrs. Peiros and Mesdag to the Board.

On January 31, 2016, Mr. Angle again asked Mr. Mesdag to enter into a short-term confidentiality agreement with a term of one trading day that would allow the Company to discuss with Red Mountain certain material non-public information that the Company believed would be of interest to Red Mountain and could facilitate a negotiated settlement.

On February 1, 2016, Red Mountain responded by stating that it would only enter a confidentiality agreement if the Company agreed to pursue good faith settlement negotiations that would result in Messrs. Peiros and Mesdag being added to our Board. The Company rejected Red Mountain’s ultimatum because it would have required the Company to commit to appointing both Messrs. Peiros and Mesdag to our Board before meeting or having any contact with Mr. Peiros. Red Mountain refused to enter into a confidentiality agreement.

On February 4, 2016, the Company announced that it entered into a definitive agreement to sell the D&S business unit to a private equity buyer. Additionally, the Company announced that it was expanding its current share repurchase initiative by $65 million, increasing the total 2016 program to more than $100 million.

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After the Company’s February 4, 2016 announcement, Mr. Angle contacted Mr. Mesdag to discuss his reactions to the D&S business unit sale and the expansion of the share repurchase program and continue to attempt to amicably settle the parties’ differences. As part of these discussions, Mr. Angle indicated to Mr. Mesdag the Company’s willingness to discuss with him the composition of the Board. In that regard, Mr. Angle indicated that as part of the Nominating Committee’s skills-based approach to its director nominations, the Board was considering adding a sitting chief executive officer from the software industry to the Board and indicated the Board would welcome any candidates that Mr. Mesdag may know who had these qualifications. Mr. Mesdag agreed to make Mr. Peiros available to the members of the Nominating Committee.

On February 10, 2016, three members of the Board, Mr. Angle, Ms. Ellinger and Gail Deegan, individually interviewed Mr. Peiros by telephone as part of the Board’s efforts to evaluate his qualifications to serve as a director.

During January, February and March 2016, the Nominating Committee continued to work with a nationally recognized director search firm to identify potential new director candidates. In this search, the Nominating Committee again followed the Company’s longstanding approach and guidelines for reviewing the skill set of existing directors, identifying future company needs, and identifying the ideal qualifications that a new board member should bring to the Company. The search firm presented 49 candidates for consideration by the Nominating Committee. The Nominating Committee conducted interviews with 8 candidates and spoke to references of many of them during this period.

On February 14, 2016, Mr. Angle provided Mr. Mesdag with a draft of a settlement agreement containing terms upon which the Company would amicably resolve matters with Red Mountain and avoid the expense and distraction of a proxy contest. The draft settlement agreement provided, among other things, that: (i) the Company would appoint a new director to our Board, subject to Red Mountain’s approval (provided that Red Mountain could not reject more than two candidates proposed by the Company); (ii) the Company would purchase at least $100 million of its stock in 2016; (iii) the Company would submit proposals to be considered at the Company’s 2016 annual meeting that would declassify the Board and eliminate the supermajority voting provisions from the Company’s certificate of incorporation; (iv) Red Mountain would vote all of its Company shares in favor of the Board’s director nominees and governance proposals at the Company’s 2016 annual meeting; (v) Red Mountain would agree to customary standstill restrictions until 30 days prior to the Company’s advance notice deadline for director nominations for the Company’s 2017 annual meeting; and (vi) the Company would reimburse Red Mountain for its expenses incurred in connection with these matters, up to $75,000.

On February 16, 2016, Red Mountain’s representatives responded by providing the Company’s representatives with a revised draft of the proposed settlement agreement, which included, among other revisions, the requirement that both Mr. Mesdag and Mr. Peiros be appointed to our Board immediately and provided Red Mountain with approval rights over an additional new director candidate.

On February 18, 2016, Red Mountain publicly filed a letter notifying the Company that Red Mountain intended to nominate Messrs. Mesdag and Peiros for election to the Board at the Company’s 2016 annual meeting.

On March 1, 2016, the Company announced it had entered into an accelerated stock repurchase agreement (“ASR Agreement”) with JPMorgan Chase Bank, N.A. to repurchase an aggregate of $85 million of the Company’s common stock bringing the total stock repurchases for 2016 to over $100 million.

On March 4, 2016, Ms. Ellinger contacted Mr. Mesdag to see if he was interested in having an in-person meeting to discuss a potential settlement. The parties agreed to meet in New York on March 9, 2016.

At the March 9, 2016 meeting, Ms. Ellinger proposed a settlement pursuant to which, among other things: (i) one of Red Mountain’s nominees, Mr. Peiros, would be immediately appointed to the Board; (ii) Mr. McNamee would not be a nominee for election as a director at the 2016 annual meeting and would retire from the Board as of the Company’s 2016 annual meeting; (iii) Ms. Ellinger would become the Company’s lead

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independent director; (iv) the Company would immediately add to the Board a new director who is a chief executive officer of a software company and this director would also be up for election at the 2016 annual meeting; and (v) Red Mountain would agree to customary standstill protections which would expire 30 days prior to the director nomination deadline for the Company’s 2017 annual meeting. After a discussion of these settlement terms, the potential outcomes of the proxy contest for the 2016 annual meeting and Red Mountain’s investment philosophy regarding the Company, Mr. Mesdag indicated that he would consider the settlement proposal and provide Ms. Ellinger with a response on the following day.

On March 10, 2016, Mr. Mesdag contacted Ms. Ellinger and rejected the Company’s settlement proposal. Instead, Mr. Mesdag indicated that Red Mountain would settle only if he personally, as well as Mr. Peiros, were added to our Board. Mr. Mesdag indicated that if the Company agreed to this proposal, Red Mountain would also agree: (i) to a three year limit on Mr. Mesdag’s Board membership, during which three-year term, Mr. Mesdag would be required to maintain at least 5% ownership of the Company’s common stock, and (ii) Red Mountain’s standstill would be in effect as long as Mr. Mesdag was on the Board. After a discussion of the terms of this settlement proposal, Ms. Ellinger agreed to take this settlement proposal to our Board, while also reiterating the Board’s previous position that the best way to reach a settlement would be for Mr. Mesdag to remove his own name from consideration and suggest alternative candidates in his place.

On March 13, 2016, after considered deliberation, our Board voted unanimously to reject Red Mountain’s proposal and not to add Mr. Mesdag to our Board. After careful consideration, the Nominating Committee concluded that Michael Bell’s experience as a chief executive officer of a public technology company and his expertise in the Internet of Things, and consumer products and services provided the skill set sought by the Nominating Committee and the Board. Our Board then: (i) added Mr. Bell to the Board immediately; (ii) determined that Mr. Bell and Mr. Ali would be the Board’s two nominees for election at the 2016 annual meeting; and (iii) named Ms. Ellinger as lead independent director.

Following the Board deliberation, on the same day, Ms. Ellinger called Mr. Mesdag to inform him that the Board had unanimously voted not to accept his settlement offer. She reiterated the Board’s willingness to consider a settlement that included adding Mr. Peiros to the Board. Ms. Ellinger again emphasized the importance of the Company’s skills-based approach to board composition pursuant to which the Board sought to add directors who broaden the skill set of our existing directors and strengthen the ability of our Board to offer practical business advice and strategic guidance to management and fulfill its fiduciary duties to stockholders. In that regard, Ms. Ellinger reiterated the importance of software experience for our next Board member. She also indicated to Mr. Mesdag that the Board believed that he did not possess the skills they were looking for, in particular, that Mr. Mesdag has no known operating experience in software development, data analytics, Internet of Things or international technology sourcing.

On March 14, 2016, the Company issued a press release announcing (i) the appointment of Mr. Bell to the board, (ii) the coming retirement of George McNamee, (iii) the election of Ms. Ellinger as lead independent director, (iv) the Board’s determination to seek stockholder approval at the 2016 annual meeting to (X) amend to our certificate of incorporation to declassify the Board, and (Y) amend our governing documents to eliminate supermajority voting requirements relating to the removal of directors and amendments to our certificate of incorporation and by-laws, and (v) the Board’s approval of an amendment to the Company’s by-laws to provide proxy access for eligible stockholders of the Company.

On March 18, 2016, Red Mountain filed with the SEC a preliminary proxy statement with respect to its nominees.

On March 18, 2016, the Company filed with the SEC a preliminary proxy statement with respect to the Company’s 2016 annual meeting.

On March 23, 2016, the Company filed with the SEC amendment number 1 to its preliminary proxy statement.

On March 24, 2016, Red Mountain filed with the SEC amendment number 1 to its preliminary proxy statement.

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PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of nine members. Our amended and restated certificate of incorporation currently divides the board of directors into three classes. One class is elected each year for a term of three years. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Mohamad Ali and Michael Bell and recommended that each be elected to the board of directors as a Class II director, each to hold office until the annual meeting of stockholders to be held in the year 2019 or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Mr. Ali and Mr. Bell are currently Class II directors whose terms are set to expire at this annual meeting. Each of Mr. Ali and Mr. Bell has consented to being named in this proxy statement and has agreed to serve if elected. The board of directors is also composed of (i) three Class III directors (Gail Deegan, Andrea Geisser, and Michelle V. Stacy) whose terms are currently set to expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2017, (ii) three Class I directors (Colin M. Angle, Ronald Chwang, Ph.D., and Deborah G. Ellinger) whose terms are currently set to expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2018, and (iii) George C. McNamee, currently a Class II director, who has informed us that he will retire following the end of his term at the annual meeting.

The board of directors knows of no reason why any of the nominees named in this proxy statement would be unable or for good cause will not serve, but if any nominee should for any reason be unable to serve or for good cause will not serve, the board of directors reserves the right to nominate substitute nominees for election prior to the annual meeting, in which case the Company will file an amendment to this proxy statement disclosing the identity of such substitute nominees and related information and the proxies will be voted for such substitute nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

We have received a notice from Red Mountain for the nomination of two individuals for election to our board of directors at the annual meeting in opposition to the director nominees named in this proxy statement.

The board of directors does not endorse any Red Mountain nominees and unanimously recommends that you vote for the directors who have been named in this proxy statement and on the WHITE proxy card, and do not sign or otherwise vote using any Green proxy card sent to you by Red Mountain. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU DO NOT SIGN ANY PROXY CARDS SENT TO YOU BY RED MOUNTAIN OR ANY OF ITS AFFILIATES. IF YOU HAVE PREVIOUSLY SIGNED OR OTHERWISE VOTED USING A GREEN PROXY CARD SENT TO YOU BY RED MOUNTAIN OR ANY OF ITS AFFILIATES, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

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Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth our nominees to be elected at the annual meeting and continuing directors, the positions with us currently held by each nominee and director, the year each nominee’s or director’s current term is currently set to expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class II Directors:
Mohamad Ali(1)	Director	2016	II
Michael Bell(2)	Director	2016	II
Continuing Directors:
Gail Deegan	Director	2017	III
Andrea Geisser	Director	2017	III
Michelle V. Stacy	Director	2017	III
Colin M. Angle	Chairman of the Board, Chief Executive Officer and Director	2018	I
Ronald Chwang, Ph.D.	Director	2018	I
Deborah G. Ellinger	Lead Independent Director	2018	I

(1)	Mr. Ali was appointed by the board of directors as a Class II director in August 2015.
(2)	Mr. Bell was appointed by the board of directors as a Class II director in March 2016.

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Directors and Executive Officers

The following table sets forth the director nominees to be elected at the annual meeting, the directors and the executive officers of the Company, their ages immediately prior to the annual meeting, and the positions currently held by each such person with the Company:

Name	Age	Position
Colin M. Angle(4)	48	Chairman of the Board, Chief Executive Officer and Director
Deborah G. Ellinger(3)(4)	57	Lead Independent Director
Mohamad Ali(1)(4)	45	Director
Michael Bell	49	Director
Ronald Chwang, Ph.D.(1)(4)	68	Director
Gail Deegan(2)(3)	69	Director
Andrea Geisser(1)(2)	73	Director
George C. McNamee(3)(5)	69	Director
Michelle V. Stacy(1)(2)	61	Director
Alison Dean	51	Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer
Russell J. Campanello	60	Executive Vice President, Human Resources and Corporate Communications
Christian Cerda	45	Executive Vice President and General Manager, Home Robots Business Unit
Glen D. Weinstein	45	Executive Vice President, Chief Legal Officer

(1) Member of compensation and talent committee (2) Member of audit committee (3) Member of nominating and corporate governance committee

(4)    Member of strategy and finance committee

(5)    Mr. McNamee will be retiring from the board of directors and all committees thereof and is therefore not standing for re-election at this annual meeting.

Board of Directors

Colin M. Angle Age: 48	iRobot Committees: • Strategy and Finance Committee	Public Directorships: • iRobot

Colin M. Angle, a co-founder of iRobot, has served as chairman of the board since October 2008, as chief executive officer since June 1997, and prior to that, as our president since November 1992. He has served as a director since October 1992. As a co-founder and chief executive officer, Mr. Angle provides a critical contribution to the board of directors with his detailed knowledge of the Company, our employees, our client base, our prospects, the strategic marketplace and our competitors. Mr. Angle previously worked at the National Aeronautical and Space Administration’s Jet Propulsion Laboratory where he participated in the design of the behavior controlled rovers that led to Sojourner exploring Mars in 1997. He holds a B.S. in Electrical Engineering and an M.S. in Computer Science, both from MIT.

Skills and Qualifications

Board Experience: Director of two private companies, Striiv, Inc. and Ixcela, Inc., and director of three nonprofits, Science from Scientists, Rise and Tech Hub collaborative.

Senior Leadership Experience: More than two decades serving as President and CEO of iRobot.

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Deborah G. Ellinger Age: 57	Lead Independent Director iRobot Committees: • Chair of Nominating and Corporate Governance; Strategy and Finance	Public Directorships: • iRobot; Interpublic Group

Deborah G. Ellinger has served as a director since November 2011. She has been the chief executive officer or president of three private-equity backed companies, each of which yielded three to seven times return on capital to investors. Ms. Ellinger brings extensive experience in international retail and consumer products, serving as the former chief executive officer of The Princeton Review, a company which assists students in test preparation, from 2012 to 2014, former president of Restoration Hardware, a luxury home furnishings retailer, from 2008 to 2009 and former chief executive officer of Wellness Pet Food, a natural pet-food company, from 2004 to 2008. Ms. Ellinger led each of those companies while they were owned by private equity firms, and successfully grew each business before transitioning it to new ownership. Previously, she served as an executive vice president at CVS Pharmacy, a senior vice president at Staples and a partner at The Boston Consulting Group; she began her career with Mellon Financial Corporation. She also serves on the board of Interpublic Group and The Commonwealth Institute, a nonprofit, and is a former director of The Princeton Review, Sealy Corporation, National Life Group, and several private companies. Her assignments have taken her all over the world; she has lived and worked in Europe, Asia and America. Ms. Ellinger is qualified as a Barrister-at-Law in London, as a member of the Inner Temple. She holds an M.A. and B.A. in Law and Mathematics from the University of Cambridge, England.

Skills and Qualifications

Board Experience: Director of Interpublic Group, a public company, and The Commonwealth Institute, a nonprofit; former director of Sealy Corporation, National Life Group, and several private companies, including The Princeton Review, RenewLife, Restoration Hardware, and Malden Mills Industries.

Senior Leadership Experience: CEO of The Princeton Review; president of Restoration Hardware, CEO of Wellness Pet Food, EVP of CVS Pharmacy, SVP of Staples, and a partner at The Boston Consulting Group

Mohamad Ali Age: 45	iRobot Committees: • Chair of Strategy and Finance; Compensation and Talent	Public Directorships: • iRobot, Carbonite, Inc.

Mohamad Ali has served as a director since August 2015 and brings extensive experience with capital allocation in technology companies, as well as strategic software development, including cloud infrastructure and data analytics. He has served as the president, chief executive officer and director of Carbonite, Inc from 2014 to present. Mr. Ali has successfully led Carbonite’s continued growth, serving the ever-evolving technology needs of small and mid-size businesses and consumers. Boston-based Carbonite provides cloud and hybrid backup and recovery solutions for home and business. Previously, Mr. Ali served as chief strategy officer at Hewlett-Packard, a manufacturer of computers and enterprise products, from 2012 to 2014 and president of Avaya Global Services, an enterprise communications company. He also served in senior leadership roles at IBM Corporation, a multinational technology and consulting company, where he acquired numerous companies to build IBM’s analytics and big data business. In addition to serving on the board of directors of Carbonite, Mr. Ali is also a director of Oxfam America and Massachusetts Technology Leadership Council and previously served on the Board of Directors of City National Corporation and City National Bank. He was named to Boston Business Journal’s 2008 “40 Under 40” list, and recognized by Massachusetts High Tech magazine as a 2011 All-Star. Mr. Ali holds a B.S. and an M.S. in Electrical Engineering, both from Stanford University.

Skills and Qualifications

Board Experience: Director of Carbonite and two nonprofits, Oxfam America and Massachusetts Technology Leadership Council; former director of City National Corporation and City National Bank.

Senior Leadership Experience: CEO of Carbonite; CSO of Hewlett-Packard; President of Avaya Global Services; and Senior executive at IBM.

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Michael Bell Age: 49	Public Directorships: • iRobot, Silver Spring Networks

Michael Bell has served as a director since March 2016 and brings significant expertise in the Internet of Things from his work at Silver Spring Networks, Inc., Intel Corporation, Apple, Inc., and Palm, Inc. He has been the chief executive officer and president of Silver Spring Networks, a leading networking platform and solutions provider for smart energy networks, since September 2015. Previously, from 2010 to 2015 he held various roles at Intel Corporation, a multinational technology corporation specializing in the production of semiconductor chips, including Corporate Vice

President New Devices Group, Corporate VP Mobile and Communications Group and Corporate Vice President Ultra Mobility Group. He was head of Product Development at Palm, Inc. from 2007 to 2010. He worked at Apple, Inc. from 1991 to 2007 and played significant roles in development of Apple iPhone and Apple TV products, serving as Vice President, CPU Software from 2002 to 2007. Mr. Bell is a director of Silver Spring Networks, Inc. He holds a B.S. in Mechanical Engineering from the University of Pennsylvania.
Skills and Qualifications Board Experience: Director of Silver Spring Networks and several private companies.

Senior Leadership Experience: CEO and President of Silver Spring Networks, Inc.; formerly, CVP and GM of New Devices Group at Intel; VP of Intel Architecture Group and Director of smartphone product development; SVP of Palm, Inc., and VP, CPU Software at Apple Inc.

Dr. Ronald Chwang Age: 68	iRobot Committees: • Compensation and Talent; Strategy and Finance	Public Directorships: • iRobot, AU Optronics

Ronald Chwang, Ph.D., has served as a director since November 1998 and brings extensive experience in technology, manufacturing, supply chain, business development and Asian operations. Since January 2005, he has been the chairman and president of iD Ventures America, LLC (formerly known as Acer Technology Ventures, LLC) part of the iD SoftCapital Group, a venture investment and management consulting service group. He was the chief executive officer of Acer America from 1992 until 1997, growing it to over $1 Billion in revenues, and then became chairman and president of Acer Technology Ventures until 2004, managing high-tech venture investment activities in North America. Previously, he was president of two Acer business groups in Taiwan, from 1986 to 1991. Dr. Chwang also serves on the board of directors of AU Optronics. He holds a B.Eng. (with honors) in Electrical Engineering from McGill University and a Ph.D. in Electrical Engineering from the University of Southern California.

Skills and Qualifications

Board Experience: Director of AU Optronics, Anchor Semiconductor Inc., CoAdna Photonics Inc., Dragonfly Technology Inc., mCube Inc., Silicon Frontline Technology Inc., Striiv, Inc., and QED Labs, LLC; former director of Silicon Storage.

Senior Leadership Experience: Chairman and President of iD Ventures America, Chairman and President of Acer Technology Ventures, CEO of Acer America, and President of Acer business units in Taiwan.

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Gail Deegan Age: 69	iRobot Committees: • Chair of Audit; Nominating and Corporate Governance	Public Directorships: • iRobot

Gail Deegan has served as a director since May 2011 and brings extensive experience as a former chief financial officer of three public companies and director of five public companies, in addition to iRobot; she has served as Audit Committee Chair for three boards of directors. From 1996 until her retirement in 2001, Ms. Deegan served as executive vice president and chief financial officer of Houghton Mifflin, a publishing company. She was previously senior vice president of regulatory and government affairs for NYNEX New England, and vice president and chief financial officer of New England Telephone. Earlier in her career she was senior vice president, chief financial officer and treasurer of Eastern

Enterprises, as well as chief administrative officer of that company. Ms. Deegan is a former director of EMC Corporation, TJX Companies, Inc., and three other public companies. She brings deep experience with financial accounting matters for complex organizations, capital allocation, business transformation, and oversight of corporate governance requirements and financial reporting processes. Ms. Deegan holds a B.A. in Elementary Education from The College of Saint Rose, an M.S. in History from Ohio State University, and an M.B.A. from Simmons College School of Management.
Skills and Qualifications Board Experience: Former director of EMC Corporation, TJX Companies, Inc., EG&G (now called Perkin Elmer), Hartford Life, and Houghton Mifflin.

Senior Leadership Experience: EVP and CFO of Houghton Mifflin Company; SVP of regulatory and government affairs for NYNEX New England; VP and CFO of New England Telephone; SVP, CFO, CAO, and treasurer of Eastern Enterprises.

Andrea Geisser Age: 73	iRobot Committees: • Chair of Compensation and Talent; Audit	Public Directorships: • iRobot

Andrea Geisser has served as a director since March 2004 and brings substantial expertise in financial management and company oversight as a private equity director. He is currently a senior advisor to Zephyr Management Inc., a global private equity firm that specializes in emerging markets, a role in which he has served since 2006, and a member of the investment committee of some of the funds managed by Zephyr Management. From 1995 to 2005, Mr. Geisser was a founder and managing director of Fenway Partners LLC, a middle market private equity firm. Prior to founding Fenway Partners, he was a managing director of

Butler Capital Corporation. Prior to that, Mr. Geisser was a managing director of Onex Investment Corporation, a Canadian management buyout company, and was a senior officer of Exor America from 1974 to 1986. Mr. Geisser has been a board member and audit committee member of several private companies, and was the chair of the iRobot audit committee for several years. He holds a B.A. from Bocconi University in Milan, Italy and a P.M.D. from Harvard Business School.

Skills and Qualifications Board Experience: Former director of Aurora Foods, Bantam Books, Decorative Concepts, and Harry Winston.

Senior Leadership Experience: Currently a senior advisor to Zephyr Management Inc. Formerly managing director of Fenway Partners LLC, and a senior executive with Butler Capital Corporation, Onex Investment Corporation and Exor America.

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George C. McNamee Age: 69	iRobot Committees: • Nominating and Corporate Governance	Public Directorships: • iRobot, Plug Power, Inc.

George C. McNamee has served as a director since August 1999; he brings extensive experience with the management of public and private companies, as well as deep financial expertise. Currently a private investor, Mr. McNamee served as a managing partner of FA Technology Ventures Corporation, an information and energy technology venture capital firm, from 2000 until 2012. He serves as chairman of the board of directors of Plug Power Inc., a leading fuel cell developer, and is a director of several private companies, a Sterling Fellow of Yale and a Trustee of the Albany

Academies and The American Friends of Eton College. Mr. McNamee previously served on the board of directors of Broadpoint (now Gleacher) Securities as well as serving from 1984 to 2007 as chairman of its predecessor First Albany Companies and was also a board member of the New York Stock Exchange Inc., Maplnfo, Home Shopping Network, Inc. and the Meta Group. He holds a B.A. from Yale University. Mr. McNamee will be retiring from the board of directors and is not standing for re-election at this annual meeting.

Skills and Qualifications

Board Experience: Director of Plug Power and several private companies; former Director of Broadpoint (now Gleacher) Securities, First Albany Companies Inc., New York Stock Exchange Inc., Maplnfo, Home Shopping Network, and the Meta Group.

Senior Leadership Experience: Managing partner of FA Technology Ventures

Michelle V. Stacy Age: 61	iRobot Committees: • Compensation and Talent; Audit	Public Directorships: • iRobot; Flex Pharma, Inc.

Michelle V. Stacy has served as a director since August 2014. As the former president of Keurig, Inc. and former vice president and general manager with Gillette/Procter & Gamble Co., Ms. Stacy brings to the board of directors a wealth of experience leading consumer businesses and building global brands. During her five-year tenure at Keurig Inc., a division of Keurig Green Mountain, Inc., from 2008 to 2013, the company’s revenue grew from $493 million in 2008 to $4.3 billion for 2013. Ms. Stacy is a director of Coravin, Inc., Flex Pharma, Inc., Young Innovations Inc. and the French Cultural Center, a nonprofit. She is a professional speaker on leadership, innovation and growth. She holds a B.S. from Dartmouth College and an M.S. in Management from J.L. Kellogg Graduate School of Management - Northwestern University, and is bilingual in French and English.

Skills and Qualifications Board Experience: Director of Coravin, Inc., Flex Pharma, Inc., Young Innovations Inc. and the French Cultural Center, a nonprofit; former director of Tervis Tumbler Company.	Senior Leadership Experience: President of Keurig, Inc.; Managing Partner of ArchPoint Consulting from 2007 to 2008, and VP and GM with Gillette/Procter & Gamble from 1982 to 2007.

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Executive Officers

Alison Dean Age: 51

Skills and Qualifications

Senior Leadership Experience: In addition to CFO and EVP, Ms. Dean has served as SVP of corporate finance (February 2010 until April 2013), VP of finance (March 2007 until February 2010), VP of financial controls and analysis (August 2005 until March 2007). Prior to iRobot, Ms. Dean was VP and Corporate Controller at 3Com (1995 to August 2005).

Alison Dean has served as our executive vice president, chief financial officer, treasurer and principal accounting officer since April 2013. Ms. Dean previously served as our senior vice president, corporate finance from February 2010 until March 2013. From March 2007 until February 2010, Ms. Dean served as our vice president, financial controls & analysis. From August 2005 until March 2007, Ms. Dean served as our vice president, financial planning & analysis. From 1995 to August 2005, Ms. Dean served in a number of positions at 3Com Corporation, including vice president and corporate controller from 2004 to 2005 and vice president of finance - worldwide sales from 2003 to 2004. Ms. Dean holds a B.A. in Business Economics from Brown University and an M.B.A. from Boston University.

Russell J. Campanello Age: 60

Skills and Qualifications

Senior Leadership Experience: Prior to iRobot, Mr. Campanello has held senior leadership roles at a variety of companies, including SVP, HR and admin, Phase Forward (April 2008 until September 2010); SVP of HR and marketing, Keane (September 2003 to October 2007); Chief people officer, NerveWire (August 2000 to February 2003); SVP of HR, Genzyme (November 1997 to July 2000) and VP of HR, Lotus (1986 to 1996).

Russell J. Campanello has served as our executive vice president, human resources and corporate communications since February 2014. Mr. Campanello previously served as our senior vice president, human resources and corporate communications from July 2013 until February 2014. From November 2010 until July 2013, Mr. Campanello served as our senior vice president, human resources. Prior to joining iRobot, Mr. Campanello served as senior vice president, human resources and administration at Phase Forward, Inc. from April 2008 until September 2010. Mr. Campanello previously served as senior vice president of human resources and marketing at Keane, Inc., a business process and information technology consulting firm, from September 2003 to October 2007. Prior to Keane, Mr. Campanello served as chief people officer at NerveWire, Inc. from August 2000 to February 2003. Prior to NerveWire, he served as senior vice president, human resources at Genzyme Corp. from November 1997 to July 2000. Earlier in his career, Mr. Campanello spent nine years as vice president of human resources at Lotus Development Corporation. He holds a B.S. in Business Administration from the University of Massachusetts.

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Christian Cerda Age: 45

Skills and Qualifications

Senior Leadership Experience: Prior to iRobot, Mr. Cerda was General Manager, Sales and Marketing at Whirlpool (June 2005 to March 2013), a Principal at The Boston Consulting Group (March 1999 to June 2005) and a financial analyst at Procter & Gamble (September 1993 to June 1996).

Christian Cerda has served as our executive vice president and general manager of our Home Robot Business Unit since February 2015, and its senior vice president and general manager since May 2013. He has direct responsibility over global sales, marketing and product management and oversees a multifunctional team managing all operational execution areas of the unit. Prior to iRobot, he was general manager and vice president of Sales and Marketing from April 2010 to March 2013 at Whirlpool Corporation, a multinational manufacturer of home appliances, where he was responsible for sales, marketing, brand communications, product development and operations. Previously, he served in senior positions at The Boston Consulting Group and Procter & Gamble Co. Mr. Cerda holds a B.S. in Computer Engineering from Universidad Simon Bolivar and an M.S. in Business Administration with distinction from the Northwestern University Kellogg Graduate School of Management.

Glen D. Weinstein Age: 45

Skills and Qualifications

Senior Leadership Experience: More than fifteen years of service as SVP and General Counsel of iRobot. Prior to iRobot, Mr. Weinstein was an associate at Covington & Burling (September 1997 to July 2000).

Glen D. Weinstein has served as our executive vice president and chief legal officer since August 2012. Mr. Weinstein previously served as our general counsel from July 2000 to August 2012 and as senior vice president from January 2005 to August 2012. Since March 2004, he has also served as our secretary. Prior to joining iRobot, Mr. Weinstein was with Covington & Burling LLP, a law firm in Washington, D.C. Mr. Weinstein holds a B.S. in Mechanical Engineering from MIT and a J.D. from the University of Virginia School of Law.

Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

If you have any questions or require assistance with voting, please call:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll-Free at (877) 717-3929

Banks and Brokers May Call Collect at (212) 750-5833

Annex A sets forth information relating to our directors, nominees for directors and certain of our officers and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission by reason of their position as directors of the Company, as nominees for directors or because they may be soliciting proxies on our behalf.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Mr. Angle serves as our chief executive officer and chairman of the board. The board of directors believes that having our executive officer as chairman of the board facilitates the board of directors’ decision-making process because Mr. Angle has first-hand knowledge of our operations and the major issues facing us. This also enables Mr. Angle to act as the key link between the board of directors and other members of management. To assure effective independent oversight, our by-laws provide that the independent members of our board of directors will designate a lead independent director if the chairman of the board is not an independent director, as discussed further in “Executive Sessions of Independent Directors” below.

Independence of Members of the Board of Directors

The board of directors has determined that Dr. Chwang, Mses. Deegan, Ellinger, and Stacy, and Messrs. Ali, Bell, Geisser, and McNamee are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), and the SEC. Furthermore, the board of directors has determined that each member of each of the committees of the board of directors is independent within the meaning of the director independence standards of NASDAQ and the SEC.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held during each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors and are chaired by a lead independent director who is appointed annually by the board of directors from our independent directors. Ms. Ellinger currently serves as the lead independent director. In this role, Ms. Ellinger serves as chairperson of the independent director sessions. The independent directors of the board of directors met in executive session four (4) times in 2015.

In addition to acting as the chairperson of the independent director sessions, the lead independent director assists the board in assuring effective corporate governance. The lead independent director’s specific duties include:

•	providing the chairman of the board with input as to preparation of agendas for meetings;
•	advising the chairman of the board as to the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;
•	coordinating and developing the agenda for the executive sessions of the independent directors;
•	acting as principal liaison between the independent directors and the chairman of the board on critical issues;
•	acting as a spokesperson for the independent directors able to talk with major investors and stockholders on topics of overall governance;
•	evaluating, along with the members of the compensation and talent committee, the chief executive officer’s performance and meeting with the chief executive officer to discuss such evaluation; and
•	acting as chairperson of the board in the absence of the chairman of the board or a vacancy in the position of chairman of the board.

In addition, the lead independent director works to ensure that “all voices are heard” within the boardroom and proactively spends considerable time with the chief executive officer, and other executive officers, to understand the Company’s vision and strategy and works to focus the board of directors on areas aligned with the Company’s vision and strategy.

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The Board of Directors’ Role in Risk Oversight

The board of directors oversees our risk management process. This oversight is primarily accomplished through the board of directors’ committees and management’s reporting processes, including receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The audit committee focuses on risk related to accounting, internal controls, and financial and tax reporting. The audit committee also assesses economic and business risks and monitors compliance with ethical standards. The compensation and talent committee identifies and oversees risks associated with our executive compensation policies and practices, and the nominating and corporate governance committee identifies and oversees risks associated with director independence, related party transactions and the implementation of corporate governance policies. The strategy and finance committee oversees currency risk management policies and risk related to other treasury and tax policies.

Policies Governing Director Nominations

Director Qualifications

The nominating and corporate governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and corporate governance committee believes must be met by all directors:

•	nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;
•	nominees must be highly accomplished in their respective fields, with superior credentials and recognition;
•	nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;
•	nominees must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve;
•	nominees must be free of conflicts of interest and potential conflicts of interest, in particular with relationships with other boards; and
•	nominees must, to the extent such nominee serves or has previously served on other boards, demonstrate a history of actively contributing at board meetings.

We do not have a formal board diversity policy. However, pursuant to the Policy Governing Director Qualifications and Nominations, as part of its evaluation of potential director candidates and in addition to other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the board of directors, the nominating and corporate governance committee may consider whether each candidate, if elected, assists in achieving a mix of board members that represent a diversity of background and experience. Accordingly, the board of directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.

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Process for Identifying and Evaluating Director Nominees

The board of directors delegates the initial selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominee in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors. Once appropriate candidates have been identified, the entire board of directors votes on the candidates, as the selection of board nominees is a responsibility of the entire board of directors.

Procedures for Recommendation of Director Nominees by Stockholders

The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, shall follow the following procedures:

The nominating and corporate governance committee must receive any such recommendation for nomination not earlier than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation;
•	A representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership;
•	Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;
•	A description of the qualifications and background of the proposed director nominee which addresses the minimum qualifications, actual or potential conflicts of interest, and other criteria for board membership approved by the board of directors from time to time and set forth in the Company’s Policy Governing Director Qualifications and Nominations;
•	A description of all arrangements or understandings between the stockholder and the proposed director nominee;
•	The consent of the proposed director nominee (i) to be named in the proxy statement for the annual meeting and (ii) to serve as a director if elected at such annual meeting; and
•	Any other information regarding the proposed director nominee that is required to be included in the proxy statement.

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Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: Secretary of iRobot Corporation

Our Secretary will promptly forward any such nominations to the nominating and corporate governance committee.

In addition, we recently amended the Company’s by-laws to permit eligible stockholders, or groups of stockholders, owning continuously for at least three years shares of the Company’s stock representing an aggregate of at least 3% of the Company’s outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to two or 25%, whichever is greater, of the board of directors, provided that the stockholders and nominees satisfy the requirements in our by-laws. Written notice of stockholder nominees to the board of directors must be received not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary the proceeding year’s annual meeting. For details on the Company’s proxy access procedures, please refer to our by-laws.

Policy Governing Security Holder Communications with the Board of Directors

The board of directors provides to every security holder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for security holder communications as follows:

For communications directed to the board of directors as a whole, security holders may send such communications to the attention of the chairman of the board of directors by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: Chairman of the Board, c/o Secretary

For security holder communications directed to an individual director in his or her capacity as a member of the board of directors, security holders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

Attn: [Name of the director], c/o Secretary

We will forward any such security holder communication to the chairman of the board, as a representative of the board of directors, or to the director to whom the communication is addressed. We will forward such communications by certified U.S. mail to an address specified by each director and the chairman of the board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is to schedule a regular meeting of the board of directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at our stockholder meetings. The eight board members who were directors at the time of the annual meeting of stockholders held in 2015, attended the meeting.

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Board of Directors Evaluation Program

The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts its own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.irobot.com.

The following summarizes key information about the board of directors:

Board and Governance Information*
8	Size of Board
7	Number of Independent Directors
59	Average Age of Directors
12	Board Meetings Held in Fiscal 2015
6	Average Tenure of Independent Directors (in years)
43%	Independent Directors Added in the Last Three Years
✓	Annual Election of Directors**
✓	Proxy Access
✓	Majority Voting for Directors
✓	No Supermajority Voting Requirements***
✓	Lead Independent Director
✓	Independent Directors Meet Without Management Present
✓	Director Stock Ownership Guidelines
✓	Code of Business Conduct and Ethics for Directors, Officers and Employees
✓	Director Self-Evaluation Program

*	All board of directors data excludes George McNamee, who will retire following the 2016 annual meeting.
**	The Company is seeking stockholder approval at the 2016 annual meeting to declassify its Board of Directors.
***	The Company is seeking stockholder approval at the 2016 annual meeting to eliminate supermajority voting requirements in its governing documents relating to removal of directors and amendments to the Company’s certificate of incorporation and bylaws.

Code of Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Corporate Governance section of our website at http://www.irobot.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.irobot.com and/or in our public filings with the SEC.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.irobot.com.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The board of directors met twelve (12) times during the fiscal year ended January 2, 2016, and took action by unanimous written consent six (6) times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which they served during fiscal 2015. The board of directors has the following standing committees: audit committee; compensation and talent committee; nominating and corporate governance committee; and strategy and finance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at the Corporate Governance section of our website at http://www.irobot.com. Each committee reviews the appropriateness of its charter at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit Committee

The audit committee of the board of directors currently consists of Mr. Geisser and Mses. Deegan and Stacy, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act, as amended, or the Exchange Act. In addition, the board of directors has determined that each of Mr. Geisser and Mses. Deegan and Stacy are financially literate and that Mr. Geisser and Ms. Deegan each qualifies as an “audit committee financial expert” under the rules of the SEC. Ms. Deegan serves as the chairman of the audit committee. The Company expects that Mr. Bell will be appointed to serve on the audit committee.

The audit committee met seven (7) times and took action by unanimous written consent one (1) time during the fiscal year ended January 2, 2016. The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

As described more fully in its charter, the audit committee oversees the integrity of our financial statements, our accounting and financial reporting processes, our internal controls over financial reporting, our internal and external audit functions and the safeguarding of our assets. In fulfilling its role, the audit committee responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services (including certain tax compliance, planning and advice services), and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	overseeing the performance of our internal auditors and internal audit functions, including reviewing the annual internal audit risk assessment as well as the scope of, and overall plans for, the annual internal audit program;
•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•	reviewing and discussing with management risk assessments and risk management, including cyber security;
•	overseeing the development of business continuity plans;

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•	overseeing our compliance with certain legal and regulatory requirements including, but not limited to, the Foreign Corrupt Practices Act;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement:
•	reviewing certain relationships and related transactions; and
•	such other matters as the committee deems appropriate.

For additional information concerning the audit committee, see the “Report of the Audit Committee of the Board of Directors.”

Compensation and Talent Committee

The compensation and talent committee of the board of directors currently consists of Messrs. Geisser and Ali, Dr. Chwang, and Ms. Stacy each of whom is an independent director within the meaning of the director independence standards of NASDAQ, a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Mr. Geisser serves as the chairman of the compensation and talent committee. The compensation and talent committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer and other executive officers;
•	overseeing and administering our compensation, welfare, benefit and pension plans and similar plans;
•	reviewing and making recommendations to the board of directors with respect to director compensation; and
•	reviewing and making recommendations to the board of directors with respect to succession planning for senior management.

The compensation and talent committee met six (6) times and took action by unanimous written consent seven (7) times during the fiscal year ended January 2, 2016. The compensation and talent committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the board of directors currently consists of Mses. Ellinger and Deegan and Mr. McNamee, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and applicable rules of the SEC. Ms. Ellinger serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board criteria for board and committee membership;
•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;
•	identifying individuals qualified to become board members;
•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;
•	developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and
•	overseeing the evaluation of the board and management.

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The nominating and corporate governance committee met four (4) times and took action by unanimous written consent one (1) time during the fiscal year ended January 2, 2016. The nominating and corporate governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

Strategy and Finance Committee

In July 2015, the board of directors formed an ad hoc strategy and finance committee. The responsibilities of the strategy and finance committee included:

•	reviewing periodically with management the Company’s strategic objectives and their translation into stockholder value creation;
•	reviewing with management on a regular basis contemplated transactional opportunities that support the Company’s strategic business objectives;
•	reviewing with and, when appropriate, making recommendations to the board of directors regarding the Company’s capital allocation objectives, strategies and plans;
•	reviewing the Company’s capital allocation process annually and significant capital programs periodically.
•	reviewing and making recommendations to the board of directors regarding the Company’s authorization to repurchase its common stock, approving any actions taken under each such plan, and monitoring actual repurchases under the repurchase authorization;
•	reviewing and discussing with management the Company’s annual and long-term business and financial plans, including the financial impacts of these plans; and as part of its review of the Company’s annual and long-term business and financial plans, reporting to the board of directors concerning its review of such plans and the financial and business assumptions underlying the Company’s financial projections and budgets; and
•	reviewing the Company’s annual operating plan, and reviewing with management the significant projects, research and development programs or other investments.

In March 2016, the ad hoc strategy and finance committee was replaced with a formal strategy and finance committee, which operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com. Messrs. Ali and Angle, Dr. Chwang and Ms. Ellinger currently serve as members of the strategy and finance committee. Mr.  Ali serves as the chairman of the strategy and finance committee.

Compensation and Talent Committee Interlocks and Insider Participation

During 2015, Dr. Chwang, Ms. Stacy and Messrs. Geisser and Ali served as members of the compensation and talent committee. No member of the compensation and talent committee was an employee or former employee of us or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation and talent committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation and talent committee; (ii) a director of another entity, one of whose executive officers served on our compensation and talent committee; or (iii) a member of the compensation and talent committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the board of directors. The audit committee currently consists of Mses. Deegan (chairman) and Stacy and Mr. Geisser. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. Each of Mr. Geisser and Ms. Deegan is an “audit committee financial expert” as is currently defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.

The audit committee oversees the Company’s accounting and financial reporting processes on behalf of the board of directors. The meetings of the audit committee are designed to facilitate and encourage communication among the audit committee, Company management, the independent registered public accounting firm and the Company’s internal audit function. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal quarters and full year ended January 2, 2016, including a discussion of, among other things, the quarterly and annual earnings press releases, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The audit committee ensures that the Company establishes and appropriately resources a professional internal auditing function and that there are no unjustified restrictions or limitations imposed on that function. In addition to reviewing and approving the annual internal audit plan and overseeing other internal audit activities, the audit committee regularly reviews and discusses the results of internal audit reports.

The audit committee also reviewed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The audit committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has considered and discussed the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with that firm’s independence. For each engagement, Company management provided the audit committee with information about the services and fees, sufficiently detailed to allow the audit committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the independent registered public accounting firm. After the end of each fiscal year, Company management provides the audit committee with a summary of actual fees incurred with the independent registered public accounting firm.

The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal

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control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting. Additionally, the audit committee meets in separate executive sessions with the Company’s chief financial officer and the head of internal audit.

In accordance with SEC rules and PricewaterhouseCoopers LLP policies, lead and concurring audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide services to our Company to a maximum of five years. The selection of the lead audit partner pursuant to this rotation policy involves a meeting between the candidate for the role and the chair of the audit committee, as well as with the full audit committee and members of management.

The audit committee has also evaluated the performance of PricewaterhouseCoopers LLP, including, among other things, the length of time the firm has been engaged; its familiarity with our operations and businesses, accounting policies and practices, and our internal controls over financial reporting; and the appropriateness of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services in 2015, on an absolute basis and as compared to the scope of prior year audits. Information about PricewaterhouseCoopers LLP’s fees for 2015 is discussed below in this proxy statement under “Proposal 2 - Ratification of Appointment of Independent Registered Public Accountants.” Based on its evaluation, the audit committee has retained PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the 2016 fiscal year.

Based on its review of the financial statements and the aforementioned discussions, the audit committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, which was filed with the SEC on February 19, 2016.

Respectfully submitted by the Audit Committee,

Gail Deegan (chairman)
Michelle Stacy
Andrea Geisser

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REPORT OF THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this compensation and talent committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation and talent committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of The NASDAQ Stock Market, Inc., outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the Company’s cash incentive and equity incentive plans. The compensation and talent committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation and talent committee retains the services of a compensation consultant and considers recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation and talent committee assesses the information it receives in accordance with its business judgment. The compensation and talent committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation and talent committee. All decisions regarding chief executive officer and director compensation are reviewed and ratified by the full board. Ronald Chwang, Michelle Stacy, Andrea Geisser and Mohamad Ali are the current members of the compensation and talent committee.

The compensation and talent committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended January 2, 2016 with management. In reliance on the reviews and discussions referred to above, the compensation and talent committee recommended to the board of directors, and the board of directors has approved, that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended January 2, 2016, which was filed with the SEC on February 19, 2016.

Respectfully submitted by the Compensation and Talent Committee,

Andrea Geisser (chairman)
Mohamad Ali
Ronald Chwang
Michelle Stacy

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COMPENSATION AND OTHER INFORMATION

CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview

Our compensation philosophy is based on a desire to balance retention of executive talent with pay for performance incentive compensation for continued service and our sustained financial and operating performance, which is designed to reward our named executive officers. We believe the compensation of our named executive officers should align our executives’ interests with those of our stockholders and focus executive behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies. It is the responsibility of the compensation and talent committee of our board of directors to administer our compensation practices to ensure they are competitive and include incentives designed to appropriately drive our performance, including revenue, Adjusted EBITDA (as described below), and, when appropriate, individual objectives, including business unit contribution margin. Our compensation and talent committee annually reviews and approves elements of executive compensation, including executive officer base salaries, cash incentives and equity awards.

Our performance as a company in 2015 was very strong. Full year revenue of $617 million represented an increase of 11% from full year revenue in 2014, and earnings per share of $1.47 in 2015 increased from earnings per share of $1.25 in 2014. Moreover, we launched the latest Roomba robot including new navigation and connectivity capabilities, while growing domestic home robot sales more than 25% year over year through successful investments in media and national promotions.

Based on our 2015 performance, our named executive officers achieved and were paid short-term incentive cash compensation for 2015, while maintaining a significant portion of their compensation in the form of long-term incentives. The long-term incentives granted in 2015 included performance-based equity. We believe our compensation philosophies, as described below, have aligned executive compensation with Company performance.

Objectives of Our Compensation Programs

Our compensation programs for our executive officers are designed to achieve the following objectives:

•	Provide competitive compensation that attracts, motivates and retains the best talent and the highest caliber executives to help us to achieve our strategic objectives;
•	Connect a significant portion of the total potential compensation paid to executives to our annual financial performance;
•	Align management’s interest with the interests of stockholders through long-term equity incentives; and
•	Provide management with performance goals directly linked to our annual longer-term plan for growth and profit.

We believe the compensation of our named executive officers should reflect their success as a management team, rather than as individuals, in attaining key operating objectives, such as Adjusted EBITDA, operating income as a percentage of revenue and revenue in dollars. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger, acquisition and divestiture expenses, net intellectual property litigation expense, restructuring expense and non-cash stock compensation as shown in Exhibit A of this proxy.

We also believe that the compensation of our named executive officers should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our named executive officers.

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Methodologies for Establishing Executive Compensation

The compensation and talent committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate. In determining the appropriate compensation levels for our chief executive officer, the compensation and talent committee meets with only itself and the executive vice president, human resources and corporate communications. With respect to the compensation levels of all other named executive officers, the compensation and talent committee meets with our chief executive officer and, as needed, our executive vice president, human resources and corporate communications. Our chief executive officer annually reviews the performance of each of the other named executive officers with the compensation and talent committee.

The compensation and talent committee has engaged Pearl Meyer & Partners, LLC, (“Pearl Meyer”), as an independent compensation consultant to work with them in addition to our human resources department and the chief executive officer to assist them in developing recommendations regarding base salary levels, target incentive awards and actual payouts, performance goals for incentive compensation and equity awards for named executive officers. In conjunction with the annual performance review of each named executive officer, in February of each year, the compensation and talent committee carefully considers the recommendations of the chief executive officer with respect to the other executive officers when setting base salary, bonus payments under the prior year’s incentive compensation plan, and target amounts and performance goals for the current year’s incentive compensation plan. In addition, the compensation and talent committee similarly determines equity incentive awards, if any, for each named executive officer.

Moreover, the compensation and talent committee considers the results of the advisory vote on named executive officer compensation, or the “say on pay” vote, that is completed each year at our annual meeting of stockholders.

At the May 2015 annual meeting of stockholders, the Company held its annual say on pay vote. The results of the say on pay vote held in May 2015 were as follows:

For	15,159,954	87.56%
Against	2,077,340	12.00%
Abstain	76,410	0.44%

As part of ongoing efforts to be responsive to the concerns of our investors regarding our executive compensation programs and to reward outstanding operational and financial performance, the compensation and talent committee will, in consultation with Pearl Meyer, continue to consider changes to our compensation programs as appropriate in response to input from stockholders and evolving factors such as the business environment and competition for talent.

The compensation and talent committee will continue to consider the outcome of our say on pay votes, regulatory changes and emerging best practices when making future compensation decisions for our named executive officers.

Our compensation plans are developed, in part, by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the technology, defense, household durables and robotics industries. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us to attract executives and other employees. For benchmarking executive compensation, we typically review the compensation data for companies with revenues, numbers of employees and market capitalizations similar to our profile.

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Compensation Consultant

As the independent compensation consultant, Pearl Meyer provides the compensation and talent committee with advice on a broad range of executive compensation matters. The scope of its services includes the following:

•	Apprising the compensation and talent committee of compensation-related trends and developments in the marketplace;
•	Informing the compensation and talent committee of regulatory developments relating to executive compensation practices;
•	Assessing the composition of the peer companies used for comparative purposes;
•	Identifying potential changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests; and
•	Reviewing the Compensation Discussion & Analysis section of the Company’s proxy statement.

During fiscal 2015, Pearl Meyer attended all regularly scheduled meetings of the compensation and talent committee.

The compensation and talent committee has assessed the independence of Pearl Meyer pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the compensation and talent committee. The Company did not engage Pearl Meyer for any other consulting work in fiscal 2015.

Compensation Comparisons

Developing a peer group for compensation comparison purposes is not an easy task for the Company. We do not have any “true” robotic comparator companies that are publicly-traded, stand-alone, U.S.-based or size-appropriate. We believe our mix of technology and technology/consumer products peer group firms is appropriate for compensation and performance comparison purposes, but our peer group firms differ substantially from the peer groups used by proxy advisory firms. These firms tend to compare us to organizations in the Consumer Durables industry such as home builders, retailers and furniture distributors/manufacturers (i.e., companies with little to no technology attributes to their respective products). These differences in peer group firms used to determine alignment of pay and performance result in substantial differences in Company performance and how compensation is valued and delivered to executives. Technology and technology/consumer products companies perform and pay differently from home builders, retailers and furniture distributors/manufacturers. The compensation and talent committee takes all of these unique dynamics into account annually when reviewing our peer group firms and compensation practices.

The following selection criteria, developed in conjunction with the compensation and talent committee, which are thoroughly reviewed and adjusted (as needed), were used to develop the comparative peer group used in assessing the competitiveness of our executive compensation for purposes of fiscal 2015 compensation actions:

•	Companies with revenues within a similar range and generally similar market capitalization;
•	Companies within comparable industries that focus on high-tech products (e.g., information technology, consumer durables, consumer services, aerospace/defense, capital goods, electronics equipment, instruments and components, healthcare technology, computers and peripherals, networking equipment and computer hardware);
•	Companies with highly-engineered products and complex technologies with multiple industry applications;

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•	Technology companies whose products contain both hardware and software components; and
•	Companies with moderate to high sales growth and opportunity.
•	Other secondary criteria also considered include:
•	Companies classified as “disruptive innovation;”
•	Companies with products with brand recognition and/or disposable income “luxury” goods; and
•	Companies with moderate margins and levels of research and development expense that indicate similar business models and financial strategy.

Our peer group for 2015 consisted of the following 16 companies:

3D Systems Corporation	Mercury Systems, Inc.
Accuray Incorporated	Netgear, Inc.
AeroVironment, Inc.	Orbital Sciences Corporation
American Science and Engineering, Inc.	Plantronics, Inc.
Bruker Corporation	Synaptics Incorporated
Cognex Corporation	Tivo, Inc.
Logitech International S.A.	Trimble Navigation Limited
Maxwell Technologies Inc.	Universal Electronics, Inc.

These 16 companies, at the time of the analysis, had median annual revenues of $552 million and a median market capitalization of $1.48 billion.

The compensation and talent committee reviews all components of compensation for named executive officers. In accordance with its charter, the compensation and talent committee also, among other responsibilities, administers our incentive compensation plan, and reviews management’s recommendations on company-wide compensation programs and practices. In setting compensation levels for our executive officers in fiscal 2015, the compensation and talent committee considered many factors in addition to the benchmarking described above, including, but not limited to:

•	the scope and strategic impact of the executive officer’s responsibilities;
•	our past business and segment performance, and future expectations;
•	our long-term goals and strategies;
•	the performance and experience of each individual;
•	past compensation levels of each individual and of the named executive officers as a group;
•	relative levels of pay among the executive officers;
•	the amount of each component of compensation in the context of the executive officer’s total compensation and other benefits;
•	for each named executive officer, other than the chief executive officer, the evaluations and recommendations of the chief executive officer; and
•	the competitiveness of the compensation packages relative to the selected benchmarks as highlighted by the independent compensation consultant’s analysis.

The compensation and talent committee determines compensation for our chief executive officer using the same factors it uses for other executive officers, while placing greater emphasis on performance-based opportunities through long-term equity and short-term cash incentive compensation, which we believe better aligns our chief executive officer’s interests with our success and the interests of our stockholders. In assessing the compensation paid to our chief executive officer, the compensation and talent committee relies on both information from our selected benchmarks and its judgment with respect to the factors described above.

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Elements of Compensation

Our executive compensation program in 2015 consists of three primary elements: base salary, an annual cash incentive, and long-term equity interests, primarily in the form of time vesting restricted stock units, performance share units (“PSUs”) and stock options. All of our executive officers also are eligible for certain benefits offered to employees generally, including life, health, disability and dental insurance, as well as participation in our 401(k) plan. We have also entered into executive agreements with our executive officers that provide for certain severance benefits upon termination of employment, including a termination in connection with a change in control of the Company.

Base Salary

In 2015, the compensation and talent committee believes our executive officers, including our chief executive officer, were paid salaries in line with their qualifications, experience and responsibilities. Salaries are structured so they are within the range of salaries paid by the peer companies reviewed by the compensation and talent committee in the technology and robotics industry. We generally aim to set base salaries for each of our executives between the 55th and 75th percentiles in the technology and robotics industry and also take into consideration many additional factors (described below) that we believe enable us to attract, motivate and retain our leadership team in an extremely competitive environment. Salaries are reviewed on an annual basis.

The compensation and talent committee reviewed the base salaries for each of our executive officers, taking into account an assessment of the individual’s responsibilities, experience, individual performance and contribution to our performance, and also generally takes into account the competitive environment for attracting and retaining executives consistent with our business needs. With respect to each of our executive officers, our chief executive officer provided a detailed evaluation and recommendation related to base salary adjustments, if any (excluding for himself).

We believe the base salaries paid to our executive officers during our fiscal year 2015 helped to achieve our executive compensation objectives. In addition, we believe that the base salaries of our named executive officers, which range from 18% to 34% as a percentage of total compensation, are set at an appropriate level to keep a significant portion of executive compensation at risk as part of our compensation philosophy.

In February 2016, and as part of the annual review process while taking into account the considerations discussed above, the compensation and talent committee also approved base salary adjustments for 2016 as noted in the table below.

	2014 Base Salary	% Increase	2015 Base Salary	% Increase	2016 Base Salary
Colin M. Angle	$650,000	3.8%	$675,000	3.7%	$700,000
Alison Dean	$400,000	7.5%	$430,000	7.0%	$460,000
Russell J. Campanello	$325,000	4.6%	$340,000	2.9%	$350,000
Christian Cerda	$350,000	14.3%	$400,000	5.0%	$420,000
Glen D. Weinstein	$348,500	4.7%	$365,000	4.1%	$380,000

Cash Incentive Compensation

The compensation and talent committee believes that short-term cash incentive compensation for executive officers should be contingent upon successful achievement of significant financial and business objectives and implementation of our business strategy. For our named executive officers, including our chief executive officer, the payment of cash incentive awards is based on an evaluation of achievement against predetermined Company financial and operational metrics in accordance with our Senior Executive Incentive Compensation Plan that was adopted by the compensation and talent committee. For each named executive officer, 100% of his or her target cash incentive compensation in 2015 was tied to key Company financial and operating performance measures. Target cash incentives for named executive officers are generally targeted between the 55th and 75th percentiles of similar cash incentives provided to officers in peer companies reviewed by the compensation and talent

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committee in the technology and robotics industries. The actual amount of the cash incentives paid to the named executive officers, however, is subject to the assessment of the compensation and talent committee of our performance in general and the achievement of specific goals.

For fiscal 2015, the threshold, target and maximum bonus awards under our Senior Executive Incentive Compensation Plan for each of our named executive officers, as a percentage of base salary earned during the fiscal year, are set forth in the table below. These target bonus amounts were set at levels the compensation and talent committee determined were appropriate in order to achieve our objective of retaining those executives who perform at or above the levels necessary for us to achieve our business plan, which, among other things, involved growing the Company in a cost-effective way.

	Incentive Bonus Award Opportunity Payout Scale (% of base salary)
	Threshold (25% of target opportunity) (1)	Target (100%)	Maximum (200% of target opportunity) (2)
Colin M. Angle	25.00%	100.00%	200.00%
Alison Dean	18.75%	75.00%	150.00%
Russell J. Campanello	15.00%	60.00%	120.00%
Christian Cerda	15.00%	60.00%	120.00%
Glen D. Weinstein	15.00%	60.00%	120.00%

(1)	Cash incentive payments are made only after the Company has achieved specified Adjusted EBITDA hurdle, excluding cash incentive compensation expense.
(2)	This reflects the maximum incentive cash payout levels established under our Senior Executive Incentive Compensation Plan for 2015 based on the specific targets established for fiscal 2015.

While the Senior Executive Incentive Compensation Plan is designed to provide short-term cash incentive payments based upon objectively determinable formulas that tie cash incentive payments to specific financial goals and strategic milestones, the compensation and talent committee retains the discretion to adjust cash incentive payments under the Senior Executive Incentive Compensation Plan based upon additional factors.

The following tables summarize the 2015 performance measures, associated weightings and goals for each of the named executive officers under the Senior Executive Incentive Compensation Plan. As discussed previously, the payout opportunity ranges from 25% of the target incentive opportunity for achieving threshold level of performance to 200% of the target incentive opportunity for achieving maximum level of performance.

For each of our named executive officers, the Senior Executive Incentive Compensation Plan targets for 2015 were:

		Performance Goal
Performance Measure	Weighting	Threshold	Target	Maximum
Adjusted EBITDA, excluding cash incentive compensation expense	50%	$99.2 million	$110.2 million	$154.2 million
Revenue	50%	$577.9 million	$642.1 million	$898.9 million

The compensation and talent committee chose this mix of financial targets for cash incentive compensation because it believes that executive officers should be focused on a small set of critical, team-based financial and operating metrics that reinforce the executive’s role and impact and company business strategy. Also, the compensation and talent committee established a hurdle where the available total incentive compensation payout for the entire employee base – including the named executive officers – would be reduced on a dollar-for-dollar basis if Adjusted EBITDA, excluding cash incentive compensation expense, fell below $99.2 million (the threshold for Adjusted EBITDA shown in the table above).

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The following table shows our achievement against the various metrics used for calculating the 2015 cash incentive compensation for our named executive officers:

	Performance Goal
Metric	Threshold	Target (100%)	Maximum	2015 Actual Performance	Actual Percentage Earned (as % of target)
	$ in millions
Adjusted EBITDA, excluding cash incentive compensation expense	$99.2	$110.2	$154.2	$100.6	56%
Company Revenue	$577.9	$642.1	$898.9	$616.8	80%
Total Payout (as a % of Target)					69%

Based on our achievement of the performance metrics set forth above, the following cash awards were made to the named executive officers for performance in fiscal 2015 pursuant to our Senior Executive Incentive Compensation Plan:

	Incentive Bonus Award
	Original Target Incentive Opportunity	Achievement	ICP Earned & Paid
Colin M. Angle	$675,000	69%	$465,750
Alison Dean	$322,500	69%	$222,525
Russell J. Campanello	$204,000	69%	$140,760
Christian Cerda	$240,000	69%	$165,600
Glen D. Weinstein	$219,000	69%	$151,110

Long-Term Incentives

Executive officers (and other employees) are eligible to receive restricted stock, stock option grants, restricted stock units and other stock awards that are intended to promote success by aligning employee financial interests with long-term stockholder value. Long-term incentives are awarded based on various factors primarily relating to the responsibilities of the individual officer or employee, his or her past performance, anticipated future contributions, prior grants and Company performance. In general, our compensation and talent committee bases its decisions to grant long-term incentives on recommendations of our chief executive officer and the compensation and talent committee’s analysis of peer group and industry compensation information, with the intention of keeping the executives’ overall compensation at a competitive level with the comparator companies reviewed by the compensation and talent committee in the technology and robotics industries. Our compensation and talent committee also takes into consideration the number of shares of common stock outstanding, the number of shares of common stock authorized for issuance under our equity compensation plans, the number of options and other equity awards held by the executive officer for whom an award is being considered and other elements of the officer’s compensation, as well as our compensation objectives and policies described above when reviewing the long-term incentive program.

During fiscal 2015, our compensation and talent committee approved the following stock option and restricted stock unit awards to each of our named executive officers:

	Grant Date Fair Value ($)	Nonqualified Stock Option Awards (#)	Restricted Stock Units (#)
Colin M. Angle	$1,977,388	46,588	38,800
Alison Dean	$727,910	17,150	14,283
Russell J. Campanello	$395,819	9,325	7,767
Christian Cerda	$870,445	20,500	17,083
Glen D. Weinstein	$395,819	9,325	7,767

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In March 2014 we began granting PSUs and in March 2015, we again granted our PSUs to our named executive officers, using a mix of 50% restricted stock units, 25% PSUs and 25% stock options. The compensation and talent committee believes a mix in our long-term equity awards between stock options, restricted stock units and PSUs aligns the incentives of our executives with the interests of our stockholders and the long-term performance of the Company by directly tying a significant portion of the value that may be realized from our equity compensation to the performance of the Company and to an increase in our stock price.

The compensation and talent committee expects the mix of long-term equity vehicles to evolve, as needed, in coming years to continue to best align and support our longer-term business strategy.

The Company’s and the compensation and talent committee’s goals for selecting metrics for the PSU component of the long-term incentive program include:

•	Alignment with business strategy;
•	Alignment with stockholder interest in improving long-term business fundamentals;
•	Correlation with total stockholder return; and
•	Complementary to our short-term incentive metrics.

After a thoughtful process and consideration of various metrics, the compensation and talent committee determined that operating income percent (with a threshold requirement for a minimum amount of revenue) continued to be the optimal initial metric for our PSU component. We believe operating income percent is an excellent measure of the underlying profitability of the enterprise and it has historical correlation with total stockholder return. Operating income percent is also a regularly reported financial measure, is understood by our investor base, and can be reasonably forecasted over the relevant performance period. We believe operating income percent in our long-term incentives coupled with the revenue component of our short-term incentives provides strong executive focus on important short- and long-term business drivers.

For the PSUs granted in 2014 and 2015, the number of shares actually earned at the end of the three-year period will range from 0% to 100% of the target number of PSUs granted based on the Company’s performance

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against three-year operating income and revenue goals. In addition, while all vesting of earned PSUs occurs on the third anniversary of the date of grant, achievement of cumulative intermediate targets for the three-year period will allow PSUs to be deemed earned but not yet vested for the intermediate periods. Achievement of the cumulative target will allow all shares subject to the PSUs to be earned regardless of the achievement of the intermediate annual targets.

Unvested awards are not eligible to receive any dividends or voting rights until the point at which any shares are earned and vested. Under this plan, participants can only earn awards at 100% of target or at 0% of target (for performance below 100% of target) for each year as there is no scaled award opportunity under this plan at this time.

The following table outlines the threshold, target and maximum three-year performance goals for the PSU plan for the 2014-2016 cycle.

	Operating Income Percent			Revenue (in millions)
2014 - 2016 PSU Performance Cycle	Threshold	Target	Actual Performance Achieved	Threshold	Actual Performance Achieved	Actual Payout Level Achieved
2014	8.0%	8.0%	9.5%	$545	$557	100%
2015	9.0%	9.0%	9.8%	$610	$617	100%
2016	10.0%	10.0%	—%	$685	$—	—%
Cumulative	9.1%	9.1%	—%	$1,840	$—	—%
Corresponding Payout	—%	100.0%

For 2014, one-third of the awarded PSUs were deemed earned if the Company achieved a minimum 8.0% operating income as a percentage of revenue and at least $545 million in total revenue. In 2014, the Company achieved 9.5% in operating income as a percentage of revenue and $557 million in revenue. Accordingly, one-third of the total number of PSUs awarded were earned but have not yet vested. For 2015, one-third of the awarded PSUs were deemed earned if the Company achieved a minimum 9.0% operating income as a percentage of revenue and at least $610 million in total revenue. In 2015, the Company achieved 9.8% in operating income as a percentage of revenue and $617 million in revenue. Accordingly, an additional one-third of the total number of PSUs awarded were also earned but have not yet vested. Specifically, the named-executive officers earned the following restricted stock units with respect to the 2014-2016 long-term incentive plan cycle:

	2014-2016 PSUs Granted & Earned
2014 - 2016 PSU Performance Cycle	PSUs Granted	2014 Earned PSUs	2015 Earned PSUs	2016 Earned PSUs	Total PSUs Earned to Date
Colin M. Angle	13,550	4,516	4,517	—	9,033
Alison Dean	4,467	1,489	1,489	—	2,978
Russell J. Campanello	4,308	1,436	1,436	—	2,872
Glen D. Weinstein	2,467	822	822	—	1,644

The following table outlines the threshold, target and maximum three-year performance goals for the PSU plan for the 2015-2017 cycle.

	Operating Income Percent			Revenue (in millions)
2015 - 2017 PSU Performance Cycle	Threshold	Target	Actual Performance Achieved	Threshold	Actual Performance Achieved	Actual Payout Level Achieved
2015	9.0%	9.0%	9.8%	$624	$617	—%
2016	9.0%	9.0%	—%	$705	$—	—%
2017	9.5%	9.5%	—%	$804	$—	—%
Cumulative	9.2%	9.2%	—%	$2,133	$—	—%
Corresponding Payout	—%	100.0%

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For 2015, one-third of the awarded PSUs were deemed earned if the Company achieved a minimum 9.0% operating income as a percentage of revenue and at least $624 million in total revenue. In 2015, the Company achieved 9.8% in operating income as a percentage of revenue and $617 million in revenue. Accordingly, no portion of the PSUs awarded under the 2015 long-term incentive plan for the 2015 - 2017 plan cycle were earned. Specifically, the named-executive officers earned the following restricted share units with respect to the 2015 long-term incentive plan:

	2015-2017 PSUs Granted & Earned
	PSUs Granted	2015 Earned PSUs	2016 Earned PSUs	2017 Earned PSUs	Total PSUs Earned to Date
Colin M. Angle	19,400	0	—	—	—
Alison Dean	7,142	0	—	—	—
Russell J. Campanello	3,883	0	—	—	—
Christian Cerda	8,542	0	—	—	—
Glen D. Weinstein	3,883	0	—	—	—

Also, the Company determines the value of its annual equity awards early in the year (usually in March). Annual awards are sized relative to Company and individual performance for the prior year as is a typical practice for many companies. By granting our annual awards at the beginning of each year and using the prior year’s performance to size our awards, there could be a possible disconnect with our awards relative to our performance in the year of grant.

Other Benefits and Perquisites

We also have various broad-based employee benefit plans. Our executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to executive officers under these plans. We offer a 401(k) plan, which allows our employees to invest in a wide array of funds on a pre-tax basis. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or other employees. We also maintain insurance and other benefit plans for our employees. We offer no perquisites to our executive officers that are not otherwise available to all of our employees.

Stock Ownership Guidelines

We introduced equity ownership guidelines in 2011 to further align the interests of our senior management and directors with those of our stockholders. Under the guidelines, executives are expected to hold common stock in an amount equal to a multiple of their base salary as determined by their position. The guidelines range from two times base salary for our senior executives to six times base salary for our chief executive officer. In addition, under the guidelines, our directors are expected to hold common stock in an amount equal to six times their current board retainer fee. For purposes of these guidelines, stock ownership includes shares for which the executive or director has direct or indirect ownership or control, including restricted stock and in-the-money vested stock options, but does not include unvested restricted stock units or unvested stock options. Executives and directors are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. All executives and directors are currently meeting or are working to achieve these guidelines within the five year time period.

Hedging/Pledging Policy

Since 2005, we have had a written insider trading policy that prohibits holding Company securities as collateral in a margin account, any hedging transactions and prohibits pledging of Company securities as collateral for a loan unless the pledge has been approved by the compensation and talent committee of the board of directors. To date, no such approval has been requested or given.

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Executive Agreements

We have entered into executive agreements with each of our named executive officers. The executive agreements provide for severance payments equal to 50% of such officer’s annual base salary at the highest annualized rate in effect during the one-year period immediately prior to termination, payable in six equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to six months following termination, in the event that we terminate his or her employment other than for cause, as defined in the executive agreements. In addition, these executive agreements provide that if we experience a change in control, as defined in the executive agreements, and the employment of such officer is terminated by the Company without cause at any time within the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or if such officer terminates his or her employment for good reason, as defined in the executive agreements, during the one-year period following the change in control, then all unvested equity held by such officer becomes fully-vested and immediately exercisable and such officer is entitled to severance payments equal to 200% of his or her annual base salary, at the highest annualized rate in effect during the period immediately prior to the effective date of the change in control and the date of termination of employment, and 200% of such officer’s highest target cash incentive with respect to the year prior to the year in which the change in control occurred and ending in the year in which the officer’s employment is terminated, each payable in 24 equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to 24 months following termination. Receipt of the severance payments and benefits under the executive agreements is subject to the executive officer’s execution of a separation agreement, including a general release of claims, in a form and of a scope reasonably acceptable to the Company and compliance with any noncompetition, inventions and/or nondisclosure obligations owed to the Company. There are no tax gross-up payable under the executive agreements or otherwise.

It is the belief of the compensation and talent committee that these provisions are consistent with executive severance arrangements that are customary for public companies at our stage of development and are necessary in order to hire and/or retain our key talent.

Clawback

In 2015, the Company adopted a clawback policy that provides the board of directors discretion to reduce the amount of future compensation payable to an executive of the Company for excess proceeds from incentive compensation received by such executive due to a material restatement of financial statements. The clawback period is the three-year period following the filing of any such restated financial statements with the SEC.

Tax Deductibility of Executive Compensation

In general, under Section 162(m) of the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that meets all the requirements to be deemed “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Code and it is our present intention, for so long as it is consistent with our overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code, while also maintaining the flexibility to pay compensation that is subject to the deduction limitations imposed by Section 162(m) of the Code.

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Risk Oversight of Compensation Programs

The compensation and talent committee annually reviews and believes our compensation program for executive officers is not structured to be reasonably likely to present a material adverse risk to us based on the following factors:

•	Our compensation program for executive officers is designed to provide a balanced mix of cash and equity and annual and longer-term incentives, including compensation based on the achievement of performance targets.
•	The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance so executives do not feel pressured to focus primarily on stock price performance to the detriment of other important business metrics.
•	Our stock option grants and restricted stock unit grants generally vest over four years and, in the case of stock options, are only valuable if our stock price increases over time.
•	Our PSUs vest only after the achievement of significant long-term metrics designed to drive the long-term interests of our stockholders.
•	PSU awards align the interests of our executive officers with the success of our business strategy.
•	Maximum payout levels for cash incentive compensation are capped.
•	Our stock ownership guidelines align the interests of our executive officers with those of our stockholders.

Compensation Consultant Independence

Pursuant to its charter, the compensation and talent committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant.

In 2014 in preparation for the 2015 fiscal year, the compensation and talent committee retained Pearl Meyer as its independent executive compensation consultant. None of our management team participated in the compensation and talent committee’s decision to retain Pearl Meyer. Pearl Meyer reports directly to the compensation and talent committee, and the compensation and talent committee may replace Pearl Meyer or hire additional consultants at any time. Pearl Meyer attends meetings of the compensation and talent committee, as requested, and communicates with the chairman of the compensation and talent committee between meetings; however, the committee makes all decisions regarding the compensation of the Company’s executive officers.

Pearl Meyer provides various executive compensation services to the compensation and talent committee with respect to our executive officers and other key employees at the compensation and talent committee’s request. The services Pearl Meyer provides include advising the compensation and talent committee on the principal aspects of the executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of our program design and awards in relationship to our performance.

The compensation and talent committee reviews the services provided by its outside consultants and believes Pearl Meyer is independent in providing executive compensation consulting services. The compensation and talent committee conducted a specific review of its relationship with Pearl Meyer in 2015, and determined Pearl Meyer’s work for the compensation and talent committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and NASDAQ. In making this determination, the compensation and talent committee noted the following during 2015:

•	Pearl Meyer did not provide any services to us or our management other than service to the compensation and talent committee (including compensation benchmarking for our senior leadership team), and it its services were limited to executive compensation consulting;
•	Fees paid by us to Pearl Meyer represented less than 1.0% of Pearl Meyer’s total revenue for the period January 2015 through December 2015;

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•	Pearl Meyer maintains a Conflicts Policy and an Insider Trading Policy which were provided to the compensation and talent committee with specific policies and procedures designed to ensure independence;
•	None of the Pearl Meyer consultants on our account had any business or personal relationship with our compensation and talent committee members;
•	None of the Pearl Meyer consultants on our account, or Pearl Meyer, had any business or personal relationship with our executive officers; and
•	None of the Pearl Meyer consultants on our account directly own shares of our stock.

The compensation and talent committee continues to monitor the independence of its compensation consultant on a periodic basis.

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Executive Compensation Summary

The following table sets forth summary compensation information for our chief executive officer, chief financial officer and the three other most highly compensated executive officers:

SUMMARY COMPENSATION TABLE - 2015

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Colin M. Angle Chairman, Chief Executive Officer and Director	2015 2014 2013	684,135 646,154 613,462	1,996,260 1,762,178 1,514,475	646,548 589,970 379,237	465,750 552,500 981,250	7,950 7,800 7,650	3,800,643 3,558,602 3,496,074

Alison Dean
Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer	2015 2014 2013	433,654 388,462 308,838	734,878 580,890 721,142	238,003 194,546 179,783	222,525 212,500 306,150	7,950 7,800 7,650	1,637,010 1,384,198 1,525,563

Russell J. Campanello	2015	344,231	399,595	129,411	140,760	7,950	1,021,947
Executive Vice President, Human Resources and Corporate Communications	2014 2013	325,000 322,115	560,299 270,319	187,841 67,618	165,750 306,150	7,800 7,650	1,246,690 973,852

Christian Cerda	2015	400,000	878,938	284,498	165,600	7,950	1,736,986
Executive Vice President and General Manager, Home Robots Business Unit	2014	335,385	360,889	120,563	159,250	7,800	983,887

Glen D. Weinstein	2015	369,481	399,595	129,411	151,110	7,950	1,057,547
Executive Vice President and Chief Legal Officer

(1)	Represents salary earned in the fiscal years presented, which covered 53 weeks for fiscal year 2015 and 52 weeks for fiscal years 2014 and 2013.

(2)	Represents the aggregate grant date fair value for stock and option awards granted in the fiscal years ended January 2, 2016, December 27, 2014 and December 28, 2013, as applicable, in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718 (“ASC Topic 718”). See the information appearing in note 9 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended January 2, 2016 for certain assumptions made in the valuation of stock and option awards.

(3)	Represents amounts paid in 2016, 2015 and 2014, respectively under the Company’s Senior Executive Incentive Compensation Plan for performance in the fiscal years ended January 2, 2016, December 27, 2014 and December 28, 2013, as applicable.

(4)	Includes 401(k) matching contributions for each of our named executive officers. Excludes medical, group life insurance and certain other benefits received by the named executive officers that are available generally to all of our salaried employees.

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Grants of Plan-Based Awards in 2015

The following table sets forth, for each of the named executive officers, information about grants of plan-based awards during fiscal year 2015:

GRANTS OF PLAN-BASED AWARDS — 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Colin M. Angle	—	168,750	675,000	1,350,000	—	—	—	—	—	—	—
	3/6/2015	—	—	—	—	19,400	19,400	—	—	—	665,420
	3/6/2015	—	—	—	—	—	—	38,800	—	—	1,330,840
	3/6/2015	—	—	—	—	—	—	—	23,238	34.30	334,681
	6/5/2015	—	—	—	—	—	—	—	23,350	32.38	311,867
Alison Dean	—	80,625	322,500	645,000	—	—	—	—	—	—	—
	3/6/2015	—	—	—	—	7,142	7,142	—	—	—	244,971
	3/6/2015	—	—	—	—	—	—	14,283	—	—	489,907
	3/6/2015	—	—	—	—	—	—	—	8,550	34.30	123,140
	6/5/2015	—	—	—	—	—	—	—	8,600	32.38	114,863
Russell J.
Campanello	—	51,000	204,000	408,000	—	—	—	—	—	—	—
	3/6/2015	—	—	—	—	3,883	3,883	—	—	—	133,187
	3/6/2015	—	—	—	—	—	—	7,767	—	—	266,408
	3/6/2015	—	—	—	—	—	—	—	4,650	34.30	66,971
	6/5/2015	—	—	—	—	—	—	—	4,675	32.38	62,440
Christian
Cerda	—	60,000	240,000	480,000	—	—	—	—	—	—	—
	3/6/2015	—	—	—	—	8,542	8,542	—	—	—	292,991
	3/6/2015	—	—	—	—	—	—	17,083	—	—	585,947
	3/6/2015	—	—	—	—	—	—	—	10,225	34.30	147,263
	6/5/2015	—	—	—	—	—	—	—	10,275	32.38	137,235
Glen D.
Weinstein	—	54,750	219,000	438,000	—	—	—	—	—	—	—
	3/6/2015	—	—	—	—	3,883	3,883	—	—	—	133,187
	3/6/2015	—	—	—	—	—	—	7,767	—	—	266,408
	3/6/2015	—	—	—	—	—	—	—	4,650	34.30	66,971
	6/5/2015	—	—	—	—	—	—	—	4,675	32.38	62,440

(1)	This reflects the threshold, target and maximum incentive cash payout levels established under our Senior Executive Incentive Compensation Plan. The actual amounts paid for fiscal year 2015 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	This reflects the threshold, target and maximum equity incentive payout levels associated with PSUs made pursuant to our 2005 Stock Option and Incentive Plan, as amended (the “2005 Plan”), which amounts will be payable in shares of our common stock, if the performance thresholds are met under the terms of the awards

(3)	All stock awards and option awards were made pursuant to the 2005 Plan or our 2015 Stock Option and Incentive Plan (the “2015 Plan”).

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of the named executive officers, information about unexercised option awards and other unvested equity awards that were held as of January 2, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END — 2015

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards; Payout or Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Colin M. Angle	4/2/2010	113,950	—	14.52	4/2/2017	—	—	—	—
	4/1/2011	45,200	—	33.48	4/1/2018	—	—	—	—
	3/9/2012	38,274	2,551	26.59	3/9/2019	20,312	719,045	—	—
	3/8/2013	24,871	11,304	22.86	3/8/2020	33,124	1,172,590	—	—
	3/7/2014	6,771	8,704	43.35	3/7/2021	29,358	1,039,273	4,517	159,902
	6/6/2014	8,619	11,081	35.43	6/6/2021	—	—	—	—
	3/6/2015	—	23,238	34.30	3/6/2022	38,800	1,373,520	19,400	686,760
	6/5/2015	—	23,350	32.38	6/5/2022	—	—	—	—

Alison Dean	4/2/2010	11,000	—	14.52	4/2/2017	—	—	—	—
	4/1/2011	7,375	—	33.48	4/1/2018	—	—	—	—
	3/9/2012	4,430	295	26.59	3/9/2019	2,350	83,190	—	—
	3/8/2013	3,421	1,554	22.86	3/8/2020	4,550	161,070	—	—
	6/7/2013	5,298	3,177	34.67	6/7/2020	7,400	261,960	—	—
	3/7/2014	2,231	2,869	43.35	3/7/2021	9,677	342,566	1,489	52,711
	6/6/2014	2,844	3,656	35.43	6/6/2021	—	—	—	—
	3/6/2015	—	8,550	34.30	3/6/2022	14,283	505,618	7,142	252,827
	6/5/2015	—	8,600	32.38	6/5/2022	—	—	—	—

Russell J. Campanello	12/30/2010	40,000	—	24.53	12/30/2017	—	—	—	—
	3/9/2012	5,156	344	26.59	3/9/2019	5,237	185,390	—	—
	3/8/2013	4,435	2,015	22.86	3/8/2020	5,912	209,285	—	—
	3/7/2014	2,155	2,770	43.35	3/7/2021	9,334	330,424	1,436	50,834
	6/6/2014	2,746	3,529	35.43	6/6/2021	—	—	—	—
	3/6/2015	—	4,650	34.30	3/6/2022	7,767	274,952	3,883	137,458
	6/5/2015	—	4,675	32.38	6/5/2022	—	—	—	—

Christian Cerda	3/8/2013	41,250	18,750	22.86	3/8/2020	15,000	531,000	—	—

	3/7/2014	1384	1,779	43.35	3/7/2021	6,243	221,002	—	—
	6/6/2014	1,762	2,263	35.43	6/6/2021	—	—	—	—
	3/6/2015	—	10,225	34.30	3/6/2022	17,083	604,738	8,542	302,387
	6/5/2015	—	10,275	32.38	6/5/2022	—	—	—	—

Glen D. Weinstein	4/1/2011	11,375	—	33.48	4/1/2018	—	—
	3/9/2012	3,474	364	26.59	3/9/2019	2,893	102,412
	9/7/2012	4,489	1,036	25.99	9/7/2019	2,743	97,102
	3/8/2013	4,435	2,015	22.86	3/8/2020	5,912	209,285
	3/7/2014	1,231	1,582	43.35	3/7/2021	5,343	189,142	823	29,134
	6/6/2014	1,565	2,010	35.43	6/6/2021	—	—	—	—
	3/6/2015	—	4,650	34.30	3/6/2022	7,767	274,952	3,883	137,458
	6/5/2015	—	4,675	32.38	6/5/2022	—	—	—	—

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(1)	Except as otherwise noted stock option grants vest over a four-year period, at a rate of twenty-five percent (25%) on the first anniversary of the grant date, and the remainder in equal quarterly installments thereafter.

(2)	Stock options granted on June 6, 2014 vest at a rate of twenty-five percent (25%) on March 7, 2015, and the remainder in equal quarterly installments over a three-year period.

(3)	Restricted stock unit awards vest over a four-year period, at a rate of twenty-five percent (25%) on each anniversary of the grant date.

(4)	Amounts disclosed in this column were calculated based on the closing price of our common stock on December 31, 2015, the last business date of the fiscal year ended January 2, 2016.

(5)	PSU awards are earned over a three-year period and vest at the end of such three-year period, dependent on achievement of pre-established performance goals and objectives. For additional information on the PSU awards, see the section above entitled “Compensation Discussion and Analysis - Elements of Compensation - Long-Term Incentives.”

Option Exercises and Stock Vested

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of restricted stock unit awards during the year ended January 2, 2016.

OPTION EXERCISES AND STOCK VESTED — 2015

	Option Awards		Stock Awards

Name	Shares Acquired on Exercise(#)	Value Realized on Exercise($) (1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($) (2)
Colin M. Angle	73,829	1,706,396	49,350	1,688,706
Alison Dean	1,873	34,126	11,490	385,524
Russell J. Campanello	—	—	19,098	658,674
Christian Cerda	—	—	9,582	330,387
Glen D. Weinstein	—	—	11,265	374,248

(1)	Amounts disclosed in this column were calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act.

(2)	Amounts disclosed in this column were calculated based on the fair market value of the shares on the date of settlement upon vesting.

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Equity Compensation Plan Information

The following table provides information as of January 2, 2016 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the Amended and Restated 2004 Stock Option and Incentive Plan, the 2005 Stock Option and Incentive Plan, as amended, the Evolution Robotics, Inc. 2007 Stock Plan, and the 2015 Stock Option and Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, units and rights (a)		Weighted average exercise price of outstanding options, units and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))(c)
Equity compensation plans approved by security holders	2,262,840	(1)	$27.61	2,484,296	(2)
Equity compensation plans not approved by security holders	49,079	(3)	$4.52	—
Total	2,311,919	(4)	$26.73	2,484,296

(1)	Includes 1,238,471 shares of common stock issuable upon the exercise of outstanding options, 956,727 shares of common stock issuable upon the vesting of restricted stock units, and 67,642 shares of common stock issuable upon the vesting of PSUs if specified performance metrics are achieved.

(2)	As of January 2, 2016, there were no shares available for grants under the Amended and Restated 2004 Stock Option and Incentive Plan, our 2005 Stock Option and Incentive Plan, as amended, and the Evolution Robotics, Inc. 2007 Stock Plan, and 2,484,296 shares available under the 2015 Stock Option and Incentive Plan. In connection with the adoption of the 2015 Stock Option and Incentive Plan in 2015, the board of directors determined that no further shares would be granted under any previous Plans.

(3)	Represents shares issued pursuant to the Evolution Robotics, Inc. 2007 Stock Plan, acquired by the company as part of the acquisition of Evolution Robotics, Inc., on October 1, 2012.

(4)	Includes 1,287,550 shares of common stock issuable upon the exercise of outstanding options.

Potential Benefits Upon Termination or Change in Control

Severance and Change in Control Arrangements in General

The Company has entered into executive agreements with each of the named executive officers, the terms of which are described in the “Compensation Discussion and Analysis” section above.

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Cash Payments and/or Acceleration of Vesting Following Certain Termination Events

Assuming the employment of our named executive officers was terminated without cause (not in connection with a change in control) on January 2, 2016, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the table below, subject to any deferrals required under Section 409A of the Code.

Name	Base Salary ($)	Continuation of Health Plan Premium Payments ($)	Total ($)
Colin M. Angle	337,500	12,779	350,279
Alison Dean	215,000	11,408	226,408
Russell J. Campanello	170,000	12,779	182,779
Christian Cerda	200,000	12,779	212,779
Glen D. Weinstein	182,500	11,408	193,908

Assuming the employment of our named executive officers was terminated by the Company without cause during the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or such officers resigned with good reason during the one-year period following a change in control and that such termination or resignation occurred on January 2, 2016, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the below table, subject to any delay in payment required under Section 409A of the Code, and acceleration of vesting as set forth in the table below. The total amount payable to each executive officer may be subject to reduction in certain circumstances if the amount would cause the executive officer to incur an excise tax under Section 4999 of the Code. The following table provides the market value (that is, the value based upon our stock price on January 2, 2016, minus the exercise price, if any) of stock options and restricted stock units that would become exercisable or vested as a result of these acceleration events as of January 2, 2016.

Name	Base Salary ($)	Bonus ($)	Continuation of Health Plan Premium Payments ($)	Market Value of Stock Options ($)	Market Value of Restricted Stock and Restricted Stock Units ($)	Total ($)
Colin M. Angle	1,350,000	1,350,000	51,115	260,305	4,304,428	7,315,848
Alison Dean	860,000	645,000	45,631	59,782	1,354,404	2,964,817
Russell J. Campanello	680,000	408,000	51,115	47,532	1,000,050	2,186,697
Christian Cerda	800,000	480,000	51,115	277,403	1,356,740	2,965,258
Glen D. Weinstein	730,000	438,000	45,631	57,457	872,893	2,143,981

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Director Compensation

In connection with our efforts to attract and retain highly-qualified individuals to serve on our board of directors, we maintain a cash and equity compensation policy for our non-employee members of our board of directors. In fiscal year 2015, each non-employee member of our board of directors was entitled to the following cash compensation:

Annual retainer for Board membership	$50,000
Annual retainer for lead independent director	$ 10,000
Audit Committee
Annual retainer for committee membership	$ 10,000
Additional retainer for committee chair	$ 10,000
Compensation and Talent Committee
Annual retainer for committee membership	$ 7,500
Additional retainer for committee chair	$ 7,500
Nominating and Corporate Governance Committee
Annual retainer for committee membership	$ 5,000
Additional retainer for committee chair	$ 5,000
Strategy and Finance Committee
Annual retainer for committee membership	$ 7,500
Additional retainer for committee chair	—

In July 2015, the board of directors formed an ad hoc strategy and finance committee focused on overseeing strategic objectives and their translation into stockholder value creation, along with reviewing the Company’s capital allocation process. Based upon this commitment of time, the compensation and talent committee approved additional compensation for members of the strategy and finance committee, as noted above, beginning in the third quarter of 2015. In March 2016, the ad hoc strategy and finance committee was replaced with a strategy and finance committee. The strategy and finance committee will have the same fee structure as the ad hoc strategy and finance committee.

Pursuant to our Non-employee Directors’ Deferred Compensation Program, each non-employee director may elect in advance to defer the receipt of these cash fees. During the deferral period, the cash fees will be deemed invested in stock units. The deferred compensation will be settled in shares of our common stock upon the termination of service of the director or such other time as may have been previously elected by the director. The shares will be issued from our 2015 Plan or a subsequent stock option and incentive plan approved by our stockholders.

In 2015, each of our non-employee members of our board of directors was entitled to the following equity compensation:

Upon initial election to the board of directors, a non-employee director receives a one-time grant of restricted stock units having a fair market value of $220,000, measured at the end of the tenth week of the fiscal quarter in which the director was elected, which vests over a four-year period at a rate of twenty-five percent (25%) on each of the first four anniversaries of the grant date.

At the end of the tenth week of the fiscal quarter in which our annual meeting of stockholders occurs, each re-elected non-employee director receives a grant of restricted stock units having a fair market value of $110,000, which vests on the earlier of the date of the first anniversary of such grant or the date of the first annual meeting of stockholders following the date of grant date.

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All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors.

The following table provides compensation information for the fiscal year ended January 2, 2016 for each non-employee member of our board of directors. No member of our board of directors receives any additional compensation for services rendered as a member of our board of directors.

DIRECTOR COMPENSATION TABLE — 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Mohamad Ali	28,125	219,898	248,023
Ronald Chwang, Ph.D.	61,250	109,995	171,245
Gail Deegan	67,500	109,995	177,495
Deborah G. Ellinger	62,500	109,995	172,495
Andrea Geisser (1)	72,500	109,995	182,495
Paul J. Kern, Gen. U.S. Army (ret.) (3)	30,000	—	30,000
George C. McNamee (1)	76,250	109,995	186,245
Paul L. Sagan	30,000	109,995	139,995
Michelle V. Stacy	58,750	109,995	168,745

(1)	Messrs. Geisser and McNamee deferred all of their 2015 cash compensation pursuant to our Non-employee Directors’ Deferred Compensation Program under which they received stock units in lieu of cash.
(2)	Represents the grant date fair value of restricted stock units awarded in the fiscal year ended January 2, 2016 in accordance with FASB ASC Topic 718. The grant date fair value is the fair market value of our common stock on the date of grant multiplied by the number of shares of common stock underlying such restricted stock unit award.
(3)	Gen. Kern stepped down from the board of directors at the 2015 annual meeting of stockholders, and as a result was not eligible to receive a stock award in 2015.

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The non-employee members of our board of directors who held such position on January 2, 2016 held the following aggregate number of unexercised options and unvested restricted stock units as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Restricted Stock Units
Mohamad Ali	—	7,429
Ronald Chwang, Ph.D.	20,000	3,397
Gail Deegan	—	3,397
Deborah G. Ellinger	—	3,397
Andrea Geisser	—	3,397
George C. McNamee	20,000	3,397
Michelle V. Stacy	—	8,353

Transactions with Related Persons

Other than compensation agreements and other arrangements which are described in the “Compensation Discussion and Analysis” section of this proxy statement, in 2015, there was no transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Our board of directors has adopted a written related party transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. Our policy with regard to related party transactions is that all related party transactions are to be reviewed by our general counsel, who will determine whether the contemplated transaction or arrangement requires the approval of the board of directors, the nominating and corporate governance committee, both or neither.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

The audit committee of the board of directors has retained the firm of PricewaterhouseCoopers LLP (“PwC”), independent registered public accountants, to serve as independent registered public accountants for our 2016 fiscal year. PwC has served as our independent registered public accounting firm since 1999. The Company is asking stockholders to ratify the selection by the audit committee of the board of directors of PwC as our independent auditors for the 2016 fiscal year. Although ratification by the stockholders is not required by law, the board of directors has determined that it is desirable to request approval of this selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PwC, the audit committee will consider this factor when making any determinations regarding PwC.

Independence and Quality

As provided in the audit committee charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company. Each year, the audit committee considers whether to retain PwC and whether such service continues to be in the best interests of the Company and our stockholders. Among other things, the audit committee considers:

•	the quality and scope of the audit;

•	the independence of PwC;

•	the performance of the lead engagement partner, the number of people staffed on the engagement team, and the quality of the engagement team, including the quality of the audit committee’s ongoing communications with and the capability and expertise of the team;

•	PwC’s tenure as our independent auditor and its familiarity with our global operations and business, accounting policies and practices, and internal controls over financial reporting; and

•	external data relating to audit quality and performance, including recent PCAOB inspection reports available for PwC.

Based on this evaluation, the members of the audit committee and the board of directors believe that PwC is independent and that it is in the best interests of the Company and our stockholders to retain PwC to serve as our independent auditors for the fiscal year 2016.

The audit committee is also responsible for selecting the lead engagement partner. The rules of the Securities and Exchange Commission (the “SEC”) and PwC’s policies require mandatory rotation of the lead engagement partner every five years. In 2015, the audit committee selected a new lead engagement partner for the 2016 fiscal year. During 2015, the audit committee, including the chair of the audit committee, were directly involved in the selection of the new lead engagement partner. The process for selecting a new lead engagement partner was fulsome and allowed for thoughtful consideration of multiple candidates, each of whom met a list of specified criteria. The process included discussions between the chair of the audit committee and PwC as to all of the final candidates under consideration for the position, meetings with the full audit committee and management, and robust interviews with the final candidates.

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Pre-Approval of Audit and Non-audit Services

The audit committee of the board of directors has implemented procedures under our audit committee pre-approval policy for audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of PwC for specified audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by PwC. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with PwC, see “The Board of Directors and Its Committees” and “Report of the Audit Committee of the Board of Directors.”

Representatives of PwC attended all of the standard audit committee meetings in 2015. We expect that a representative of PwC will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

PricewaterhouseCoopers LLP Fees

The following table shows the aggregate fees for professional services rendered by PwC to us during the fiscal years ended January 2, 2016 and December 27, 2014.

	2015	2014
Audit Fees	$1,056,021	$963,497
Audit-Related Fees	278,217	124,569
Tax Fees	140,187	150,000
All Other Fees	3,394	3,394

Total	$1,477,819	$1,241,460

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, statutory filings, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Consists of fees associated with services related to review of accounting for significant transactions and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees.”

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax planning and compliance.

All Other Fees

All other fees include licenses to technical accounting research software. The audit committee has determined that the provision of services described above to us by PwC is compatible with maintaining their independence.

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Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

AS iROBOT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2016.

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PROPOSAL 3

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

At our 2014 annual meeting of stockholders, our stockholders voted to request that our board of directors take the steps necessary so that each voting requirement in our existing amended and restated certificate of incorporation (the “Existing Certificate”) and by-laws that calls for a greater than a simple majority vote be eliminated and replaced by a majority voting standard.

In 2015, our nominating and corporate governance committee and our board of directors determined it was appropriate to propose the amendments described below, and included the proposal described below in our proxy statement for the 2015 annual meeting. Despite receiving the affirmative votes of holders of 58% of the outstanding shares at the 2015 annual meeting, the proposal failed to receive the affirmative vote of holders of 75% of the outstanding shares, which is the required threshold for approval of the proposal.

Our board of directors continues to believe that the amendments described below are in the best interests of the Company’s stockholders, and, in light of the strong support received at the 2015 annual meeting, our board of directors has unanimously adopted a resolution approving and declaring the advisability of the below amendments to our Existing Certificate, which change the voting provisions in the Existing Certificate as follows:

Removal of Directors; Article VI, Section 5 - Currently, the approval of the holders of 75% or more of the shares of the Company entitled to vote at an election of directors is required to remove a director from office prior to the expiration of his or her term with cause. If this proposal is approved, stockholders will have the ability to remove a director from office prior to the expiration of his or her term with cause and the affirmative vote of a majority of the shares of the Company entitled to vote at an election of directors, which is the lowest allowable vote threshold under Delaware law; provided, however, that if Proposal 4 is approved by stockholders, the ability to remove will be without cause.

By-law Amendments; Article VIII, Section 2 - Currently, the Existing Certificate allows stockholders to amend or repeal our by-laws if at least 75% of the shares of the Company entitled to vote on such matter vote in favor of the amendment or repeal. If this proposal is approved, stockholders will have the ability to amend our by-laws with the affirmative vote of a majority of the shares cast and entitled to vote on such matter (with “abstentions,” “broker non-votes,” and “withheld” votes not counted as a vote either “for” or “against” such amendment or repeal).

Amendments to Certain Provisions of the Certificate of Incorporation; Article IX - Currently, the approval of at least 75% of the shares of the Company entitled to vote on such matter is required to amend or repeal Articles V, VI, VII, VIII or IX of the Existing Certificate, which address, among other things, actions by written consent of stockholders, special meetings of stockholders requirements and procedures for electing and removing board members and filling vacancies, limitation of liability of directors, by-law amendments, and amendments of the Existing Certificate. If this proposal is approved, the threshold approval for stockholders to amend or repeal these provisions will be a vote of the majority of the outstanding shares of the Company entitled to vote on such amendment or repeal, which is the lowest allowable vote threshold under Delaware law.

This description of the proposed amendments to our Existing Certificate is a summary and is qualified by the full text of the proposed amendments to our Existing Certificate, which is attached to this proxy statement as Annex B and is marked to show the changes described above.

To be approved, the proposed amendments to our Existing Certificate require an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the proposed amendments to our Existing Certificate will become effective upon the filing of an amended and restated certificate of corporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

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If this proposal is approved by the stockholders, we will make conforming amendments to our by-laws to require the vote of a majority of the shares cast for the amendment or repeal of our by-laws.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS.

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PROPOSAL 4

APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

At our 2015 annual meeting of stockholders, our stockholders voted to request that our board of directors take the steps necessary to reorganize the board of directors into one class with each director subject to election each year. As part of the request, our stockholders proposed that the Company would have the option to phase such declassification in over three years.

On March 18, 2016, our board of directors, after carefully considering the advantages and disadvantage of reorganizing the board of directors into one class with each director subject to election each year, unanimously adopted a resolution approving and declaring the advisability of amendments to our Existing Certificate that would declassify our board of directors and instead provide for the annual election of our directors, subject to obtaining approval of such amendments by our stockholders at the 2016 annual meeting.

Article VI, Section 3 of our Existing Certificate currently provides that our directors are divided into three classes, with each class serving a three-year term. Under the proposed amendments to our Existing Certificate in this Proposal 4, Article VI, Section 3 of the Existing Certificate would be amended to phase out the classified board structure. If the proposed amendments are approved, commencing with the class of directors standing for election at the 2017 annual meeting of stockholders, directors will stand for election for one-year terms expiring at the next succeeding annual meeting of stockholders. The directors who were elected at the 2015 annual meeting of stockholders, whose terms will expire in 2018, and the directors who are elected at the 2016 annual meeting of stockholders, whose terms will expire in 2019, will hold office until the end of their current terms and thereafter would be eligible for reelection for one-year terms. As a result, the board of directors will be fully declassified upon the 2019 annual meeting of stockholders. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director appointed to the board of directors to fill a vacancy following the 2017 annual meeting of stockholders will hold office for a term expiring at the next annual meeting of stockholders following such appointment. Corresponding changes related to the declassification of the board would be made to Article VI, Section 4 of the Existing Certificate pertaining to vacancies on the board of directors. Article VI, Section 5 of the Existing Certificate, which currently provides that directors may be removed by stockholders only for cause, would also be amended to allow for removal of directors without cause. If the stockholders do not approve this Proposal 4, our board of directors will remain classified and our directors will continue to be subject to the classifications set forth in our Existing Certificate.

This description of the proposed amendments to our Existing Certificate is a summary and is qualified by the full text of the proposed amendments to our Existing Certificate, which is attached to this proxy statement as Annex B and is marked to show the changes described above.

To be approved, the proposed amendments to our Existing Certificate require an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the proposed amendments to our Existing Certificate will become effective upon the filing of an amended and restated certificate of corporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

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PROPOSAL 5

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE

OFFICERS

The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our annual meeting of stockholders:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Before you vote, we recommend that you read the Compensation Discussion and Analysis and Executive Compensation Summary sections of this proxy statement for additional details on the Company’s executive compensation programs and philosophy.

This vote is advisory, and therefore not binding on the Company, the compensation and talent committee or our board of directors. However, our board of directors and our compensation and talent committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

At our 2011 annual meeting of stockholders, our stockholders voted, on a non-binding, advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of our named executive officers on an annual basis. In accordance with the advisory vote by our stockholders, and pursuant to Section 14A of the Exchange Act, our board of directors holds non-binding, advisory votes on the compensation of our named executive officers every year.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 11, 2016: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of common stock; (ii) by each director or nominee of the Company; (iii) by each named executive officer of the Company; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person listed on the table is c/o iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
BlackRock, Inc.(3) 40 East 52nd St. New York, NY 10022	2,737,709	9.44%
The Vanguard Group, Inc.(4) 100 Vanguard Boulevard Malvern, PA 19355	2,105,142	7.26%
Red Mountain Capital Partners LLC (5) 10100 Santa Monica Boulevard Suite 925 Los Angeles, CA 90067	1,782,500	6.15%
T. Rowe Price Associates, Inc.(6) 100 East Pratt Street Baltimore, MD 21202-1009	1,498,580	5.17%
Colin M. Angle(7)	651,718	2.23%
Alison Dean(8)	70,809	*
Russell J. Campanello(9)	104,616	*
Glen D. Weinstein(10)	74,985	*
Christian Cerda (11)	77,789	*
Ronald Chwang(12)	260,806	*
Gail Deegan	13,125	*
Deborah G. Ellinger	17,266	*
Andrea Geisser(13)	74,403	*
George C. McNamee(14)	108,656	*
Michelle V. Stacy	1,652	*
Mohamad Ali		*
All executive officers, directors and nominees as a group(15) (12 persons)	1,455,825	4.94%

*	Represents less than 1% of the outstanding common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes (i) shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 11, 2016 and (ii) shares issuable pursuant to restricted stock units held by the respective person or group that vest within 60 days of March 11, 2016.

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(2)	Applicable percentage of ownership as of March 11, 2016 is based upon 28,989,617 shares of common stock outstanding.
(3)	BlackRock Inc. has sole voting power with respect to 2,671,655 shares and sole dispositive power with respect to 2,737,709 shares. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055. This information has been obtained from a Schedule 13G/A filed by BlackRock Inc. with the SEC on January 26, 2016.
(4)	The Vanguard Group, Inc. has sole voting power with respect to 42,409 shares, shared voting power with respect to 4,400 shares, sole dispositive power with respect to 2,060,133 shares and shared dispositive power with respect to 45,009 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 40,609 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 6,200 shares as a result of its serving as investment manager of Australian investment offerings. The address of each reporting entity is 100 Vanguard Boulevard, Malvern, PA 19355. This information has been obtained from a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 10, 2016.
(5)	Red Mountain Capital Partners LLC has sole voting power with respect to 1,782,500 shares and sole dispositive power with respect to 1,782,500. This information has been obtained from a Schedule 13D/A filed by Red Mountain Capital Partners LLC with the SEC on March 18, 2016. The address of Red Mountain Capital Partners LLC is 10100 Santa Monica Boulevard, Suite 925, Los Angeles, CA 90067.
(6)	T. Rowe Price Associates, Inc. has sole voting power with respect to 267,780 shares and sole dispositive power with respect to 1,498,580 shares. This information has been obtained from a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 11, 2016. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(7)	Includes 250,505 shares issuable to Mr. Angle upon exercise of stock options.
(8)	Includes 40,597 shares issuable to Ms. Dean upon exercise of stock options.
(9)	Includes 57,102 shares issuable to Mr. Campanello upon exercise of stock options.
(10)	Includes 29,244 shares issuable to Mr. Weinstein upon exercise of stock options.
(11)	Includes 51,152 shares issuable to Mr. Cerda upon exercise of stock options.
(12)	Includes an aggregate of 140,000 shares held by iD5 Fund, L.P. Dr. Chwang is a general partner of the management company for iD5 Fund, L.P. and may be deemed to share voting and investment power with respect to all shares held by iD5 Fund, L.P. Dr. Chwang disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any. Also includes 20,000 shares issuable to Dr. Chwang upon exercise of stock options and 79,210 shares held in a trust for the benefit of certain of his family members. As co-trustees of the family trust, Dr. Chwang shares voting and dispositive power over the shares held by the trust with his spouse.
(13)	Includes 14,901 shares issuable to Mr. Geisser upon termination of service.
(14)	Includes 20,000 shares issuable to Mr. McNamee upon exercise of stock options and 5,861 shares issuable to Mr. McNamee upon termination of service.
(15)	Includes an aggregate of 468,000 shares issuable upon exercise of stock options held by seven executive officers and directors and an aggregate of 20,762 shares issuable upon termination of service to two directors.

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OTHER MATTERS

The board of directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2017 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission, must be received at the Company’s principal executive offices not later than November 29, 2016. Stockholders who meet the applicable eligibility requirements under the proxy access provision of our by-laws and wish to include nominees for our board of directors in the Company’s proxy statement for the 2017 annual meeting, or stockholders who wish to make a proposal at the 2017 annual meeting (other than a proposal made pursuant to Rule 14a-8 or pursuant to the proxy access provision of our by-laws), must in each case notify us between January 25, 2017 and February 24, 2017. If a stockholder who wishes to present a proposal fails to notify us by February 24, 2017 and such proposal is brought before the 2017 annual meeting, then under the Securities and Exchange Commission’s proxy rules, the proxies solicited by management with respect to the 2017 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended January 2, 2016.

EXPENSES AND SOLICITATION

We will bear the cost of solicitation of proxies by the Company from our stockholders. In addition to soliciting stockholders by mail, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. We have retained Innisfree M&A Incorporated to aid in soliciting proxies and advise on certain matters relating to the anticipated contested annual meeting for a fee estimated not to exceed $450,000 plus reasonable out-of-pocket expenses. We have agreed to indemnify Innisfree M&A Incorporated against certain liabilities arising under the federal securities laws. Innisfree M&A Incorporated has informed us that it expects that approximately 50 of its employees will assist in the solicitation. Proxies may be solicited on or behalf by telephone or through other means by our directors, officers, and other employees who will receive no additional compensation therefor. Annex A sets forth information relating to our directors, nominees, executive officers and employees who are considered “participants” in our solicitation under SEC rules. As a result of the proxy solicitation by Red Mountain and the matters being considered at the annual meeting, the Company will incur additional costs related to the mailing and printing of proxy materials, telephone solicitation, data processing and tabulation costs, and other related expenses of approximately $1.3 million in the aggregate. The Company also will incur significant additional expenses related to the solicitation (in excess of those normally spent for an annual meeting) which are expected to be approximately $2.5 million in the aggregate. These additional expenses include the fee payable to our proxy solicitor and the fees of outside counsel and financial and other advisors advising the Company in connection with a contested solicitation of proxies. To date, we have incurred approximately $800,000 of these solicitation costs.

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Exhibit A

iRobot Corporation

Adjusted EBITDA Reconciliation to GAAP

(unaudited, in thousands)

	For the twelve months ended

	January 2, 2015	December 27, 2014
Net income	$44,130	$37,803
Interest income, net	(678)	(673)
Income tax expense	18,841	14,606
Depreciation	11,375	9,192
Amortization	3,715	3,857

EBITDA	77,383	64,785
Stock-based compensation expense	14,183	13,778
Merger, acquisition and divestiture expense*	822	—
Net intellectual property litigation expense	(394)	1214
Restructuring expense	—	—

Adjusted EBITDA	$91,994	$79,777

* This definition was modified in the fourth quarter of fiscal 2015 to incorporate divestiture related costs.

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger, acquisition and divestiture expense, net intellectual property litigation expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

A

ANNEX A

INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED PARTICIPANTS IN

IROBOT’S SOLICITATION OF PROXIES

The following sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the directors, director nominees and executive officers of iRobot Corporation who, under SEC rules, may be deemed to be “participants” in our solicitation of proxies from our stockholders in connection with the 2016 annual meeting of stockholders.

Non-employee Directors and Nominees

The following table sets forth the names and business addresses of our current non-employee directors and nominees. The principal occupation or employment of each non-employee director or nominee who may be deemed to be a participant is set forth in the section of this proxy statement entitled “Election of Directors.”

Name	Business Address
Mohamad Ali	iRobot Corporation 8 Crosby Drive Bedford, Massachusetts 01730

Michael Bell	iRobot Corporation 8 Crosby Drive Bedford, Massachusetts 01730

Ronald Chwang, Ph.D.	iRobot Corporation 8 Crosby Drive Bedford, Massachusetts 01730

Gail Deegan	iRobot Corporation 8 Crosby Drive Bedford, Massachusetts 01730

Deborah G. Ellinger	iRobot Corporation 8 Crosby Drive Bedford, Massachusetts 01730

Andrea Geisser	iRobot Corporation 8 Crosby Drive Bedford, Massachusetts 01730

George C. McNamee	iRobot Corporation 8 Crosby Drive Bedford, Massachusetts 01730

Michelle V. Stacy	iRobot Corporation 8 Crosby Drive Bedford, Massachusetts 01730

Executive Officers and Other Employees

The principal occupations of our executive officers and other employees who may be deemed “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with our company and the business address is iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730.

Name	Position
Colin M. Angle	Chairman of the Board, Chief Executive Officer and Director
Alison Dean	Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer
Russell J. Campanello	Executive Vice President, Human Resources and Corporate Communications
Glen D. Weinstein	Executive Vice President, Chief Legal Officer
Christian Cerda	Executive Vice President and General Manager, Home Robots Business Unit

Information Regarding Ownership of Company Securities by Participants

Except as described in this Annex A, or as otherwise indicated in the “Security Ownership of Certain Beneficial Owner and Management” section of this proxy statement, none of the persons listed above under “Directors and Nominees” and “Executive Officers and Other Employees” owns any of our securities of record but not beneficially. The number of shares of our common stock held by directors, nominees and the named executive officers as of March 11, 2016, is set forth in the “Security Ownership of Certain Beneficial Owner and Management” section of this proxy statement.

Information Regarding Transactions in Our Securities by Participants

The following table sets forth purchases and sales during the past two years of shares of our common stock by the persons listed above under “Directors and Nominees” and “Executive Officers and Other Employees”. Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Purchase/(Sale) of Common Stock (number of shares)	Transaction Type
Colin M. Angle	4/1/2014	(2,694)	(5)
	4/2/2014	(3,574)	(5)
	11/3/2014	26,000	(2)
	11/3/2014	(26,000)	(4)
	12/3/2014	(6,690)	(4)
	3/6/2015	38,800	(1)
	3/7/2015	(2,183)	(5)
	3/8/2015	(5,383)	(5)
	3/9/2015	(8,740)	(5)
	4/1/2015	(2,685)	(5)
	11/16/2015	73,829	(2)
	11/16/2015	(45,446)	(6)
	12/15/2015	(52,138)	(4)
	12/16/2015	(6,936)	(4)
	3/7/2016	(3,153)	(5)
	3/7/2016	(2,233)	(5)
	3/8/2016	(7,801)	(5)
	3/9/2016	(9,567)	(5)

Name	Date	Purchase/(Sale) of Common Stock (number of shares)	Transaction Type
	3/11/2016	49,733	(1)
Alison Dean	4/1/2014	(326)	(5)
	4/2/2014	(254)	(5)
	6/9/2014	(1,209)	(5)
	3/6/2015	14,283	(1)
	3/7/2015	(782)	(5)
	3/8/2015	(728)	(5)
	3/9/2015	(764)	(5)
	4/1/2015	(303)	(5)
	6/8/2015	(1,203)	(5)
	7/15/2015	1,873	(2)
	7/15/2015	(1,873)	(4)
	3/7/2016	(1,161)	(5)
	3/7/2016	(726)	(5)
	3/8/2016	(740)	(5)
	3/9/2016	(764)	(5)
	3/11/2016	19,183	(1)
Russell J. Campanello	11/24/2014	10,000	(2)
	11/24/2014	(10,000)	(4)
	12/30/2014	(2,857)	(5)
	3/6/2015	7,767	(1)
	3/7/2015	(783)	(5)
	3/8/2015	(945)	(5)
	3/9/2015	(1,703)	(5)
	3/7/2016	(632)	(5)
	3/7/2016	(701)	(5)
	3/8/2016	(961)	(5)
	3/9/2016	(1,703)	(5)
	3/11/2016	8,617	(1)
Glen D. Weinstein	4/1/2014	1,500	(2)
	4/1/2014	(1,500)	(4)
	4/1/2014	(470)	(5)
	4/2/2014	(515)	(5)
	5/1/2014	1,500	(2)
	5/1/2014	(1,500)	(4)
	6/2/2014	1,500	(2)
	6/2/2014	(1,500)	(4)
	7/1/2014	1,500	(2)
	7/1/2014	(1,500)	(4)
	8/1/2014	1,500	(2)
	8/1/2014	(1,500)	(4)

Name	Date	Purchase/(Sale) of Common Stock (number of shares)	Transaction Type
	9/2/2014	1,500	(2)
	9/2/2014	(1,500)	(4)
	9/8/2014	(1,105)	(5)
	10/1/2014	1,500	(2)
	10/1/2014	(1,500)	(4)
	11/3/2014	1,500	(2)
	11/3/2014	(1,500)	(4)
	12/1/2014	1,300	(2)
	12/1/2014	(1,300)	(4)
	3/6/2015	7,767	(1)
	3/7/2015	(467)	(5)
	3/8/2015	(955)	(5)
	3/9/2015	(941)	(5)
	4/1/2015	(468)	(5)
	9/8/2015	(892)	(5)
	3/7/2016	(632)	(5)
	3/7/2016	(401)	(5)
	3/8/2016	(961)	(5)
	3/9/2016	(941)	(5)
	3/11/2016	11,750	(1)
Christina Cerda	3/6/2015	17,083	(1)
	3/7/2015	(752)	(5)
	3/8/2015	(2,422)	(5)
	3/7/2016	(1,389)	(5)
	3/7/2016	(677)	(5)
	3/8/2016	(2,438)	(5)
	3/11/2016	15,667	(1)
Mohamad Ali	9/4/2015	7,429	(1)
Ronald Chwang, Ph.D.	6/6/2014	3,243	(1)
	6/5/2015	3,397	(1)
	6/17/2015	10,000	(2)
Gail Deegan	12/1/2014	(1,598)	(6)
	6/6/2014	3,243	(1)
	6/5/2015	3,397	(1)
Deborah G. Ellinger	6/6/2014	3,243	(1)
	6/5/2015	3,397	(1)
Andrea Geisser	6/6/2014	3,243	(1)
	6/5/2015	3,397	(1)
	11/2/2015	40,000	(2)
George C. McNamee	5/27/2014	10,000	(2)
	5/27/2014	(10,000)	(6)
	6/6/2014	3,243	(1)

Name	Date	Purchase/(Sale) of Common Stock (number of shares)	Transaction Type
	3/26/2015	10,000	(2)
	3/26/2015	(10,000)	(4)
	5/12/2015	10,000	(2)
	5/12/2015	(10,000)	(6)
	6/5/2015	3,397	(1)
	10/27/2015	30,000	(2)
	10/27/2015	30,000	(4)
Michelle V. Stacy	9/5/2014	6,608	(1)
	6/5/2015	3,397	(1)
	3/15/2016	1,500	(3)
	3/15/2016	1,500	(3)

(1)	Acquired - Restricted stock unit grant

(2)	Acquired - Option exercise

(3)	Acquired - Open market acquisition

(4)	Disposed - Open market sale pursuant to Rule 10b5-1 plan

(5)	Disposed - Shares withheld to satisfy tax withholding obligations in connection with the vesting of restricted stock unit awards

(6)	Disposed - Open market sale

Miscellaneous Information Regarding Participants

Except as described in this Annex A or otherwise disclosed in this proxy statement, no person listed above under “Directors and Nominees” and “Executive Officers and Other Employees” or any of his or her “associates” beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries. Furthermore, except as described in this Annex A or otherwise disclosed in this proxy statement, no such person or any of his or her associates is either a party to any transaction or series of similar transactions in the last fiscal year, or any currently proposed transaction or series of similar transactions (1) to which the Company or any of its subsidiaries was or is to be a party, (2) in which the amount involved exceeds $120,000 and (3) in which such person or associate had or will have a direct or indirect material interest.

Except as described in this Annex A or otherwise disclosed in this proxy statement, no person listed above under “Directors and Nominees” and “Executive Officers and Other Employees” or any of his or her associates has entered into any arrangement or understanding with any person with respect to (1) any future employment with the Company or its affiliates, or (2) any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Annex A or otherwise disclosed in this proxy statement, there are no contracts, arrangements or understandings by any of the persons listed under “Directors and Nominees” and “Executive Officers and Other Employees” within the past year with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or otherwise disclosed in this proxy statement, no persons listed under “Directors and Nominees” and “Executive Officers and Other Employees” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2016 annual meeting of stockholders (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected, has any such interests).

ANNEX B

PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

The following are proposed changes to our amended and restated certificate of incorporation as described in Proposals 3 and 4. The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

*************************

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

IROBOT CORPORATION

iRobot Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.            The name of the Corporation is iRobot Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 20, 2000 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was iRobot Corporation.

2.            This Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on ~~October 26~~November 15, 2005 (the “Amended and Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

3.            The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is iRobot Corporation.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which (i) One Hundred Million (100,000,000) shares shall be a class designated as common stock, par value $0.01 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.01 per share (the “Undesignated Preferred Stock”).

The number of authorized shares of the class of Common Stock and Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock (except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a)            the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b)            dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board or any authorized committee thereof; and

(c)            upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

ARTICLE V

STOCKHOLDER ACTION

1.            Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2.            Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1.            General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2.            Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.

3.            Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors.

~~The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors of the Corporation shall be Colin M. Angle and Ronald Chwang; the initial Class II Directors of the Corporation shall be Helen Greiner, George C. McNamee and Peter Meekin; and the initial Class III Directors of the Corporation shall be Rodney A. Brooks, Andrea Geisser and Jacques S. Gansler. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2006, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2007, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2008. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election~~. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock: (i) at the annual meeting of stockholders of the Corporation that is held in calendar year 2017 (the “2017 Annual Meeting”), the Directors whose terms expire at the 2017 Annual Meeting (or such Directors’ successors) shall be elected to hold office for a one-year term expiring at the annual meeting of stockholders of the Corporation that is held in calendar year 2018 (the “2018 Annual Meeting”); (ii) at the 2018 Annual Meeting, the Directors whose terms expire at that meeting (or such Directors’ successors) shall be elected to hold office for a one-year term expiring at the annual meeting of stockholders of the Corporation that is held in calendar year 2019 (the “2019 Annual Meeting”); and (iii) at the 2019 Annual Meeting and each annual meeting of stockholders of the Corporation thereafter, all Directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders of the Corporation. For the avoidance of doubt, each person appointed by the Directors of the Corporation or elected by the stockholders of the Corporation to the Board of Directors before the 2017 Annual Meeting shall serve for the full term to which he or she was appointed or elected before the 2017 Annual Meeting. Notwithstanding the foregoing, ~~the~~ Directors ~~elected to each class~~ shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

4.            Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence following the 2017 Annual Meeting shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation held after such appointment ~~for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred~~ and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. ~~Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.~~ In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5.            Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office ~~(i) only with~~ without cause ~~and (ii) only~~ by the affirmative vote of the ~~holders of 75% or more~~ majority of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal ~~and the alleged grounds thereof~~ shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

ARTICLE VIII

AMENDMENT OF BY-LAWS

1.            Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2.            Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of ~~at least 75%~~the majority of the ~~outstanding shares~~ votes cast by the stockholders entitled to vote on such amendment or repeal, voting together as a single class (with “abstentions”, “broker non-votes” and “withheld” votes not counted as a vote either “for” or “against” such amendment or repeal)~~; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class~~.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose~~; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate~~.

iRobot Mission

Empowering People To Do More

Corporate Headquarters

8 Crosby Drive

Bedford, MA 01730

USA

Phone: 781.430.3000

Fax: 781.430.3001

www.irobot.com

info@irobot.com

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of iRobot Corporation common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone—Please call toll-free in the U.S. or Canada at 1 (866) 214-3731, on a touch-tone phone. If outside the U.S. or Canada, call 1 (215) 521-4899. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet—Please access https://www.proxyvotenow.com/irbt and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the WHITE proxy card in the postage-paid envelope provided, or mail to: iRobot Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

  TO VOTE BY MAIL, PLEASE DETACH WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

Please mark your vote as in this example

The Board of Directors recommends you vote FOR items 1, 2, 3, 4 and 5.

1.	To elect two (2) class II directors (Mohamad Ali and Michael Bell), nominated by the Board of Directors, each to serve for a three-year term and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board recommends a vote FOR all nominees.				3.	To approve amendments to our amended and restated certificate of incorporation to eliminate supermajority voting requirements. The Board recommends a vote FOR this proposal number 3.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees: (01) Mohamad Ali; (02) Michael Bell				4.	To approve amendments to our amended and restated certificate of incorporation to declassify the board of directors. The Board recommends a vote FOR this proposal number 4.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR ALL NOMINEES	WITHHOLD VOTE FOR ALL NOMINEES	FOR ALL EXCEPT	To withhold authority to vote for any nominee(s), write the name of such nominee(s) below.	5.	To approve, on an advisory basis, the compensation of our named executive officers. The Board recommends a vote FOR this proposal number 5.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	☐	☐	☐

2.	To ratify the appointment of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2016. The Board recommends a vote FOR this proposal number 2.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:

Signature

Signature, Joint Owner

Title(s)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE TODAY.

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

 TO VOTE BY MAIL, PLEASE DETACH WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

iRobot Corporation

Proxy for Annual Meeting of Stockholders – May 25, 2016

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Glen D. Weinstein and Alison Dean as proxy, with full power of substitution to vote all shares of stock of iRobot Corporation (the “Corporation”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of iRobot Corporation to be held on Wednesday, May 25, 2016 at 8:30 a.m. local time, at the Corporation’s headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730 and at any adjournments or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 29, 2016, a copy of which has been received by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. SEE REVERSE SIDE.

(continued and to be signed and dated on the reverse side)